                                                                     EXHIBIT 4.1


                       ANCHOR GLASS CONTAINER CORPORATION,
                                    as Issuer


                              CONSUMERS U.S., INC.,
                                  as Guarantor


                                       and


                              The Bank of New York,
                                   as Trustee

                               -------------------

                                    INDENTURE

                           Dated as of April 17, 1997
                               -------------------

                                  $150,000,000

                      11 1/4% First Mortgage Notes due 2005

                              Cross-Reference Table

  TIA                                                                               Indenture
Section                                                                              Section
-------                                                                             ---------
310(a)(1)........................................................................... 7.10
    (a)(2).......................................................................... 7.10
    (a)(3).......................................................................... N.A.
    (a)(4).......................................................................... N.A.
    (a)(5).......................................................................... 7.08; 7.10
    (b)............................................................................. 7.08; 7.10; 14.02
    (c)............................................................................. N.A.
311(a) ............................................................................. 7.11
    (b)............................................................................. 7.11
    (c)............................................................................. N.A.
312(a) ............................................................................. 2.05
    (b)............................................................................. 14.03
    (c)............................................................................. 14.03
313(a) ............................................................................. 7.06
    (b)(1).......................................................................... N.A.
    (b)(2).......................................................................... 7.06
    (c)............................................................................. 7.06; 14.02
    (d)............................................................................. 7.06
314(a) ............................................................................. 4.06; 4.08; 14.02
    (b)............................................................................. 8.02
    (c)(1).......................................................................... 14.04
    (c)(2).......................................................................... 14.04
    (c)(3).......................................................................... N.A.
    (d)............................................................................. 4.16; 8.05; 10.10
    (e)............................................................................. 14.05
    (f)............................................................................. N.A.
315(a) ............................................................................. 7.01(b)
    (b)............................................................................. 7.05; 14.02
    (c)............................................................................. 7.01(a)
    (d)............................................................................. 7.01(c)
    (e)............................................................................. 6.11
316(a)(last sentence)............................................................... 2.09
    (a)(1)(A)....................................................................... 6.05
    (a)(1)(B)....................................................................... 6.04
    (a)(2).......................................................................... N.A.
    (b)............................................................................. 6.07
    (c)............................................................................. 13.05
317(a)(1)........................................................................... 6.08
    (a)(2).......................................................................... 6.09
    (b)............................................................................. 2.04
318(a) ............................................................................. 14.01
    (c)............................................................................. 14.01

---------------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

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
ARTICLE ONE............................................................................................................1


      DEFINITIONS AND INCORPORATION BY REFERENCE.......................................................................1
            SECTION 1.01.  Definitions.................................................................................1
            SECTION 1.02.  Incorporation by Reference of TIA..........................................................29
            SECTION 1.03.  Rules of Construction......................................................................30

ARTICLE TWO...........................................................................................................30


      THE NOTES.......................................................................................................30
            SECTION 2.01.  Form and Dating............................................................................30
            SECTION 2.02.  Execution and Authentication; Aggregate Principal Amount...................................31
            SECTION 2.03.  Registrar and Paying Agent.................................................................32
            SECTION 2.04.  Paying Agent to Hold Assets in Trust.......................................................32
            SECTION 2.05.  Noteholder Lists...........................................................................33
            SECTION 2.06.  Transfer and Exchange......................................................................33
            SECTION 2.07.  Replacement Notes..........................................................................34
            SECTION 2.08.  Outstanding Notes..........................................................................34
            SECTION 2.09.  Treasury Notes.............................................................................34
            SECTION 2.10.  Temporary Notes............................................................................35
            SECTION 2.11.  Cancellation...............................................................................35
            SECTION 2.12.  Defaulted Interest.........................................................................35
            SECTION 2.13.  CUSIP Number...............................................................................36
            SECTION 2.14.  Deposit of Monies..........................................................................36
            SECTION 2.15.  Restrictive Legends........................................................................36
            SECTION 2.16.  Book-Entry Provisions for Global Securities................................................39
            SECTION 2.17.  Special Transfer Provisions................................................................40

ARTICLE THREE.........................................................................................................42


      REDEMPTION......................................................................................................42
            SECTION 3.01.  Notices to Trustee.........................................................................42
            SECTION 3.02.  Selection of Notes to Be Redeemed..........................................................42
            SECTION 3.03.  Notice of Redemption.......................................................................42
            SECTION 3.04.  Effect of Notice of Redemption.............................................................43
            SECTION 3.05.  Deposit of Redemption Price................................................................44
            SECTION 3.06.  Notes Redeemed in Part.....................................................................44

ARTICLE FOUR..........................................................................................................44


      COVENANTS.......................................................................................................44
            SECTION 4.01.  Payment of Notes...........................................................................44
            SECTION 4.02.  Maintenance of Office or Agency............................................................45
            SECTION 4.03.  Maintenance of Corporate Existence and Corporate Separateness..............................45
            SECTION 4.04.  Payment of Taxes and Other Claims..........................................................46
            SECTION 4.05.  Maintenance of Properties and Insurance....................................................46
            SECTION 4.06.  Compliance Certificate; Notice of Default..................................................47
            SECTION 4.07.  Compliance with Laws.......................................................................48

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            SECTION 4.08.  SEC Reports; Reports to Holders............................................................48
            SECTION 4.09.  Waiver of Stay, Extension or Usury Laws....................................................49
            SECTION 4.10.  Limitation on Restricted Payments..........................................................49
            SECTION 4.11.  Limitation on Transactions with Affiliates.................................................51
            SECTION 4.12.  Limitation on Indebtedness.................................................................53
            SECTION 4.13.  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries...............53
            SECTION 4.14.  Limitations on Activities of the Parent Guarantor..........................................54
            SECTION 4.15.  Change of Control..........................................................................54
            SECTION 4.16.  Limitation on the Sale of Assets...........................................................56
            SECTION 4.17.  Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries................60
            SECTION 4.18.  Limitation on Liens........................................................................60
            SECTION 4.19.  Subsidiary Guarantors......................................................................60
            SECTION 4.20.  Impairment of Security Interest............................................................61
            SECTION 4.21.  Restricted and Unrestricted Subsidiaries...................................................61

ARTICLE FIVE..........................................................................................................62


      SUCCESSOR CORPORATION...........................................................................................62
            SECTION 5.01.  Merger, Consolidation or Sale of Assets....................................................62
            SECTION 5.02.  Successor Corporation Substituted..........................................................63

ARTICLE SIX...........................................................................................................64


      DEFAULT AND REMEDIES............................................................................................64
            SECTION 6.01.  Events of Default..........................................................................64
            SECTION 6.02.  Acceleration...............................................................................65
            SECTION 6.03.  Other Remedies.............................................................................66
            SECTION 6.04.  Waiver of Past Defaults....................................................................66
            SECTION 6.05.  Control by Majority........................................................................67
            SECTION 6.06.  Limitation on Suits........................................................................67
            SECTION 6.07.  Rights of Holders To Receive Payment.......................................................67
            SECTION 6.08.  Collection Suit by Trustee.................................................................68
            SECTION 6.09.  Trustee May File Proofs of Claim...........................................................68
            SECTION 6.10.  Priorities.................................................................................68
            SECTION 6.11.  Undertaking for Costs......................................................................69

ARTICLE SEVEN.........................................................................................................69


      TRUSTEE.........................................................................................................69
            SECTION 7.01.  Duties of Trustee..........................................................................69
            SECTION 7.02.  Rights of Trustee..........................................................................70
            SECTION 7.03.  Individual Rights of Trustee...............................................................72
            SECTION 7.04.  Trustee's Disclaimer.......................................................................72
            SECTION 7.05.  Notice of Default..........................................................................72
            SECTION 7.06.  Reports by Trustee to Holders..............................................................72
            SECTION 7.07.  Compensation and Indemnity.................................................................73
            SECTION 7.08.  Replacement of Trustee.....................................................................74
            SECTION 7.09.  Successor Trustee by Merger, Etc...........................................................74
            SECTION 7.10.  Eligibility; Disqualification..............................................................75
            SECTION 7.11.  Preferential Collection of Claims Against Company..........................................75
            SECTION 7.12.  Trustee's Application for Instructions from the Company....................................76

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
ARTICLE EIGHT.........................................................................................................76


      COLLATERAL AND SECURITY DOCUMENTS...............................................................................76
            SECTION 8.01.  Security Documents.........................................................................76
            SECTION 8.02.  Recording..................................................................................77
            SECTION 8.03.  Possession of the Collateral and the Collateral Account....................................77
            SECTION 8.04.  Suits to Protect the Collateral............................................................78
            SECTION 8.05.  Release upon Termination of the Company's Obligations; Partial Release.....................78
            SECTION 8.06.  Actions by the Trustee.....................................................................80

ARTICLE NINE..........................................................................................................80


      COLLATERAL ACCOUNT..............................................................................................80
            SECTION 9.01.  Collateral Account.........................................................................80
            SECTION 9.02.  Terms of Collateral Account................................................................81
            SECTION 9.03.  Representations, Warranties and Covenants Specific to the Collateral Account...............83

ARTICLE TEN...........................................................................................................84


      COVENANTS SPECIFIC TO THE COLLATERAL PROPERTY...................................................................84
            SECTION 10.01.  Good Title; Authority; Priority: Maintenance of Title:  Supplemental Indentures;
               Registration, Recording and Filing; Closing Documents..................................................84
            SECTION 10.02.  Further Documentation to Assure Lien: Fees and Expenses...................................85
            SECTION 10.03.  Impairment of Collateral..................................................................87
            SECTION 10.04.  Obligations with Respect to Leases and Material Contracts.................................87
            SECTION 10.05.  Use and Configuration: Maintenance of Collateral Properties...............................88
            SECTION 10.06.  Payment of Taxes. Assessments: Compliance with Law........................................88
            SECTION 10.07.  Environmental Matters.....................................................................89
            SECTION 10.08.  Condemnation..............................................................................91
            SECTION 10.09.  Required Insurance Policies...............................................................91
            SECTION 10.10.  Withdrawal of Condemnation Proceeds and Insurance Proceeds................................96
            SECTION 10.11.  Inspection................................................................................99

ARTICLE ELEVEN........................................................................................................99


      GUARANTEE OF NOTES..............................................................................................99
            SECTION 11.01.  Guarantee.................................................................................99
            SECTION 11.02.  Guarantee Unconditional, etc.............................................................100
            SECTION 11.03.  Limitation of Subsidiary Guarantor's Liability...........................................101
            SECTION 11.04.  Contribution.............................................................................102
            SECTION 11.05.  Release..................................................................................102
            SECTION 11.06.  Additional Guarantors....................................................................102
            SECTION 11.07.  Guarantors May Consolidate, Etc., On Certain Terms.......................................103
            SECTION 11.08.  Successors and Assigns...................................................................103
            SECTION 11.09.  Waiver of Stay, Extension or Usury Laws..................................................104

ARTICLE TWELVE.......................................................................................................104


      DISCHARGE OF INDENTURE; DEFEASANCE.............................................................................104
            SECTION 12.01.  Termination of the Company's Obligations.................................................104
            SECTION 12.02.  Legal Defeasance and Covenant Defeasance.................................................105
            SECTION 12.03.  Conditions to Legal Defeasance or Covenant Defeasance....................................106
            SECTION 12.04.  Application of Trust Money...............................................................107

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            SECTION 12.05.  Repayment to the Company.................................................................108
            SECTION 12.06.  Reinstatement............................................................................108

ARTICLE THIRTEEN.....................................................................................................109


      AMENDMENTS AND SUPPLEMENTS TO THE INDENTURE, NOTES
            AND SECURITY DOCUMENTS...................................................................................109
            SECTION 13.01.  Without Consent of Holders...............................................................109
            SECTION 13.02.  With Consent of Holders..................................................................109
            SECTION 13.03.  Execution of Supplemental Indentures and Amendments to Security Documents................110
            SECTION 13.04.  Effect of Supplemental Indentures and Amendments to Security Documents...................111
            SECTION 13.05.  Reference in Notes to Supplemental Indentures............................................111
            SECTION 13.06.  Compliance with TIA......................................................................111
            SECTION 13.07.  Revocation and Effect of Consents........................................................111
            SECTION 13.08.  Notation on or Exchange of Notes.........................................................112

ARTICLE FOURTEEN.....................................................................................................112


      MISCELLANEOUS..................................................................................................112
            SECTION 14.01.  TIA Controls.............................................................................112
            SECTION 14.02.  Notices..................................................................................112
            SECTION 14.03.  Communications by Holders with Other Holders.............................................113
            SECTION 14.04.  Certificate and Opinion as to Conditions Precedent.......................................114
            SECTION 14.05.  Statements Required in Certificate or Opinion............................................114
            SECTION 14.06.  Rules by Trustee, Paying Agent, Registrar................................................114
            SECTION 14.07.  Legal Holidays...........................................................................115
            SECTION 14.08.  Governing Law; Consent to Jurisdiction; Service of Process...............................115
            SECTION 14.09.  No Adverse Interpretation of Other Agreements............................................116
            SECTION 14.10.  No Recourse Against Others...............................................................116
            SECTION 14.11.  Successors...............................................................................116
            SECTION 14.12.  Duplicate and Counterpart Originals......................................................116
            SECTION 14.13.  Severability.............................................................................117
            SECTION 14.14.  Table of Contents, Headings, Etc.........................................................117

            INDENTURE, dated as of April 17, 1997, among Anchor Glass Container Corporation, a Delaware corporation (the "Company"), Consumers U.S., Inc., a Delaware corporation (the "Parent Guarantor"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

            WHEREAS, the Company is the borrower under that certain loan agreement, dated February 5, 1997, between Bankers Trust Company, as agent (the "Agent") on behalf of certain lenders (the "Lenders"), the Lenders, and certain guarantors named therein (the "Loan Agreement");

            WHEREAS, the Agent and the Lenders have assigned the notes issued to them by the Company under the Loan Agreement, together with all mortgages and other collateral therefor, to the Trustee;

            WHEREAS, the Company and the Trustee have agreed to amend and restate the Loan Agreement in the form of an indenture and to amend and restate the notes issued under the Loan Agreement in the form of the Notes (as defined herein);

            WHEREAS, the Company has duly authorized the creation of an issue of 11 1/4% First Mortgage Notes due 2005 (the "Initial Notes") and, if and when issued in exchange for Initial Notes pursuant to the Indenture and the Registration Rights Agreement, an issue of the Company's 11 1/4% First Mortgage Notes due 2005 (the "Exchange Notes," and together with the Initial Notes, the "Notes") and, to provide therefor, the Company and the Parent Guarantor have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and, as guarantor, the Parent Guarantor, and to make this Indenture a valid and binding agreement of the Company and the Parent Guarantor, have been done.

            NOW THEREFORE, for good and valuable consideration, the parties hereby amend and restate the Loan Agreement in its entirety as follows:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Acceleration Notice" has the meaning provided in Section 6.02(a).

            "Account Collateral" has the meaning provided in Section 9.01.

            "Account-Related Obligation" has the meaning provided in Section
9.01.

            "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Subsidiaries (Restricted

Subsidiaries in the case of the Company) or assumed by the referent Person or any Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such other Person or its Subsidiaries in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person or such acquisition, merger or consolidation.

            "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and
(y) the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Guarantor by such Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor under its Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

            "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (and the terms "controlling" and "controlled" have meanings correlative of the foregoing) or the ownership of more than 10% of the Voting Stock of such Person; provided that Bankers Trust Company and The Toronto-Dominion Bank and each of their Affiliates will not be deemed to be affiliates of the Company and for purposes of payment to employee compensation, a person shall not be deemed to be an Affiliate of the Company by virtue of his or her status as an officer or director of the Company absent other elements of control.

            "Affiliate Transaction" has the meaning set forth in Section 4.11.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Agent Members" has the meaning provided in Section 2.16.

            "Anchor Acquisition" means the acquisition on February 5, 1997 by the Company of certain assets and certain liabilities of Old Anchor pursuant to the Asset Purchase Agreement dated December 18, 1996 among Consumers Packaging, Old Anchor, Owens-Brockway Glass Container, Inc. (the rights and obligations of Consumers Packaging thereunder having been assigned to the Company).

            "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

            "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of assets of any Person comprising a division or line of business of such Person.

            "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other disposition or series of related sales, issuances, conveyances, transfers, leases, assignments or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) for value by the Company or by any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person (other than by a Restricted Subsidiary to the Company or another Restricted Subsidiary) of (i) any Capital Stock of a Restricted Subsidiary held or beneficially owned by the Company or any Restricted Subsidiary, (ii) any other Property (excluding Capital Stock not covered in (i) or (iii)) of the Company or of any Restricted Subsidiary or (iii) non-cash consideration received by the Company or any Restricted Subsidiary pursuant to Section 4.16. Notwithstanding the foregoing, Asset Sales shall not include (a) the creation of any Permitted Lien, (b) any disposition of Bank Collateral, (c) the sale or other disposition of inventory in the ordinary course of business, (d) the sale or other disposition of and any item of machinery, equipment, furniture, apparatus, tools, implements or other similar Property, the Fair Market Value of which does not exceed $500,000 in a single or series of related transactions or $2.5 million in the aggregate in any fiscal year, or (e) the sale of receivables pursuant to a receivables securitization or similar program.

            "Asset Sale Offer" has the meaning provided in Section 4.16.

            "Attributable Indebtedness" means, in respect of a Sale and Leaseback Transaction at the time of determination thereof the capitalized amount of Indebtedness in respect of such transaction that would appear on the face of a balance sheet of the lessee thereunder in accordance with GAAP.

            "Authenticating Agent" has the meaning provided in Section 2.02.

            "Authority" means any national, federal, state, municipal or local government or quasi-governmental agency or authority.

            "Bank Collateral" has the meaning attributed to such term in the Intercreditor Agreement in its form on the Issue Date.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect or any successor statute.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each day which is not a Saturday, a Sunday or any day which banking institutions are not required to open in the City of New York.

            "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as a capital lease obligators under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. Each Capitalized Lease Obligation shall be deemed to be secured by a Lien on the property subject to the lease.

            "Capital Stock" means (i) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having at least the second highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having at least the second highest rating obtainable from either S&P's or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $500,000,000; (v) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has at least the second highest rating obtainable from either S&P or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

            "Casualty", with respect to any Collateral, means loss of, damage to or destruction of all or any part of such Collateral.

                  "Change of Control" means an event or series of events by which (a) (i) Permitted Holders shall cease to be the beneficial owner (including, without limitation, economic interest and voting power), directly or indirectly, of at least 40% (or after a Qualified Public Offering, 25%) of the Fully-Diluted Voting Stock of Consumers Packaging, the Parent Guarantor or the Company, (ii) the Parent Guarantor shall cease to be the owner (including, without limitation, economic interest and voting power) directly of at least 40% (or after a Qualified Public Offering, 25%) of the Fully-Diluted Voting Stock of the Company or (iii) any Person or group (as defined under Rule 13d-3 under the Exchange Act) other than one or more of the Permitted Holders or, in the case of the Company, Smith Barney in its capacity as Escrow Agent for the creditors of Old Anchor in connection with its Chapter 11 proceedings under the United States Bankruptcy Code so long as it does not in fact exercise control over the Company, becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of more of the Fully-Diluted Voting Stock of Consumers Packaging, the Parent Guarantor or the Company, as the case may be, than is then beneficially owned, directly or indirectly, by one or more of the Permitted Holders; (b) during any period of two consecutive years or in the case this event occurs within the first two years after Issue Date, such shorter period as shall have begun on the Issue Date, individuals who at the beginning of such period constituted the Board of Directors of the Company or Consumer Packaging or the Parent Guarantor, as the case may be, on the Issue Date (together with any new or replacement directors whose proposal for election by the shareholders of the Company, Consumers Packaging or the Parent Guarantor, as the case may be, or by the other directors was approved by a vote of 66 2/3% of the directors of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, then still in office; provided that if any Person or group other than the applicable Permitted Holders is able to elect a majority of the Board of Directors of Consumers Packaging or the Company or the Parent Guarantor, as the case may be, pursuant to an agreement with one or more Persons, a Change of Control shall be deemed to have occurred; (c) the Company or Consumers Packaging or the Parent Guarantor, as the case may be, consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, Consumers Packaging or the Parent Guarantor, as the case may be (in each case, whether or not in compliance with the terms of the Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or Consumers Packaging or the Parent Guarantor, as the case may be, or the surviving entity if other than the Company or Consumers Packaging or the Parent Guarantor, as the case may be; or (d) the Company or Consumers Packaging or the Parent Guarantor conveys, transfers or leases all or substantially all of its assets.

                  "Change of Control Date" has the meaning provided in Section 4.15.

                  "Change of Control Offer" has the meaning provided in Section 4.15.

                  "Change of Control Payment Date" has the meaning provided in
Section 4.15.

                  "Collateral" means (i) all of the Capital Stock of any Restricted Subsidiary, (ii) non-cash consideration received as consideration for an Asset Sale pursuant to Section 4.16, and Related Business Investments acquired with Net Cash Proceeds from an Asset Sale, Casualty Proceeds or Condemnation Proceeds, (iii) all Collateral Property and all of the other assets (other than Capital Stock (except as provided for in clause (i) or (ii)) or cash and Cash Equivalents except as expressly provided for in this clause (iii)), whether now existing or hereafter from time to time acquired, by the Company or any Restricted Subsidiary, including, without limitation, any and all real property and leasehold interest in real property now or hereafter owned by the Company or any Restricted Subsidiary, all Equipment, Shared Collateral, the Collateral Account and all monies, Cash Equivalents securities and instruments deposited or required to be deposited in the Collateral Account, Copyrights (including all reissues and renewals thereof), Patents (including all reissues and renewals thereof), Trademarks, Trade Secrets, Trade Secret Rights, Contracts, Contract Rights, General Intangibles, Goods, Chattel Paper, Instruments, Documents, and all proceeds and products of any and all of the foregoing, (iv) any other property or assets securing the Notes from time to time pursuant to this Indenture or any Security Document, in each case excluding Bank Collateral, Purchase Money Assets and Capital Stock (except to the extent covered by (i) or (ii) above); provided, that, all capitalized terms used in this definition not otherwise defined in this Indenture are used as defined in the Security Agreement.

                  "Collateral Account" means the collateral account established by the Trustee pursuant to Article 9 of this Indenture.

                  "Collateral Property" means any and all real property and leasehold interest (excluding as of the Issue Date leasehold interests not specified on Schedule A) in real property (and all Equipment, Fixtures and Improvements located thereon and on any leasehold properties not specified on Schedule A) now or hereafter owned by the Company or any Restricted Subsidiary other than Purchase Money Assets.

                  "Commodity Agreement" of any Person means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                  "Condemnation" means any taking of the Collateral or any part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral, or any part thereof, by any Authority.

                  "Condemnation Proceeds" means any awards, proceeds, payment or other compensation arising out of a Condemnation.

                  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income plus
(ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all net income taxes of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) paid or accrued in accordance with GAAP for such period (without including or taking into account income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), Consolidated Interest Expense, amortization expense and depreciation expense (including depreciation or amortization expense included in cost of goods sold), and (B) other noncash items (other than noncash interest) reducing Consolidated Net Income, other than any noncash item which requires the accrual of or a reserve for cash charges for any future period, less other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in conformity with GAAP.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and (ii) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person and of its Subsidiaries (Restricted Subsidiaries in the case of the Company) paid, accrued or scheduled to be paid or accreted during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the Four Quarter Period ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment (not resulting in a permanent reduction of available borrowings) of Indebtedness in the ordinary course of business pursuant to working capital facilities (including the Revolving Credit Facility), at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (Restricted Subsidiaries in the case of the Company) (including any Person who becomes a Subsidiary (Restricted Subsidiary in the case of the Company) as a result of any such Asset Acquisition) Incurring Acquired Indebtedness at any time subsequent to the to the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Indebtedness or Acquired Indebtedness and also including or deducting any Consolidated EBITDA associated with such Asset Acquisition or Asset Sale, respectively) occurred on the first day of the Four Quarter Period; provided, that, the Consolidated EBITDA of any Person acquired shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income". For purposes of this definition, (x) whenever pro forma effect is to be given to any of the foregoing transactions, the pro forma calculations will be determined in accordance with Regulation S-X promulgated by the Commission and
(y) the Company's Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense and Consolidated Net Income for the second, third and fourth quarters of 1996 shall be Pro Forma. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Interest Coverage Ratio", (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and (3) interest on Indebtedness Incurred in the ordinary course of business pursuant to working capital facilities (including the Revolving Credit Facility) shall be determined as if the average amount of borrowings outstanding thereunder during the Four Quarter Period shall have been outstanding on every day of such Four Quarter Period and interest had accrued at the rate determined pursuant to the preceding clauses (1) or (2) (whether or not such Indebtedness shall have been outstanding on the Transaction Date).

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period, on a consolidated basis, as determined in accordance with GAAP and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; (e) to the extent that such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company) guarantees interest on any debt of any borrower, interest paid by such borrower during such period on such debt but only to the extent of the amount of the interest Guaranteed; (f) all amortization or write off of deferred financing costs of such Person and its consolidated Subsidiaries (Restricted Subsidiaries in the case of the Company) during such period (other than the write-off of financing fees related to the Company's Senior Credit Agreement dated February 5, 1997) and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Subsidiaries (Restricted Subsidiaries in the case of the Company) prior to the Stated Maturity thereof; and (g) the interest portion of any deferred payment obligations for such period.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent of dividends or distributions paid in the form of cash or Cash Equivalents to the referent Person or to a Subsidiary (Restricted Subsidiaries in the case of the Company) of the referent Person by such Person, (e) the net income of any Person, other than a Subsidiary (Restricted Subsidiary in the case of the Company) of the referent Person, except to the extent of dividends or distributions paid in the form of cash or Cash Equivalents to the referent Person or to a Subsidiary (Restricted Subsidiaries in the case of the Company) of the referent Person by such Person,
(f) any restoration to income of any contingency reserve except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earning of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "Consolidated Net Worth" of any Person means the total of the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consumers Packaging" means Consumers Packaging Inc., a corporation organized under the federal laws of Canada.

                  "Contaminant" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Section 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), hazardous waste (as that term is defined in 42 U.S.C. Section 6903(5)), or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                  "Covenant Defeasance" has the meaning provided in Section
12.02.

                  "Currency Agreements" means, in respect of a Person, any foreign exchange currency futures or options, currency swap agreements, forward exchange rate agreements, exchange rate collar agreements, exchange rate insurance or other similar agreements or arrangements, or combination thereof, as to which such Person is a party or a beneficiary.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning provided in Section 2.12.

                  "Depository" means The Depository Trust Company, its nominees and successors.

                  "Discontinued Plant" means plants of the Company closed prior to the Issue Date including, without limitation, those located in Dayville, Connecticut and Houston, Texas, and one plant closed by the Company after the Issue Date which is specified as such in an Officers' Certificate.

                  "Discontinued Plant Asset Sale" means an Asset Sale of a Discontinued Plant.

                  "Discontinued Plant Closing Costs" means cash expenses incurred by the Company and its Restricted Subsidiaries as a result of the closing of a Discontinued Plant no later than 270 days after a Discontinued Plant Asset Sale.

                  "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring on or prior to the first anniversary date on which the Notes mature shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in
Section 4.15 and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.15.

                  "Environment" means all components of the earth, including, without limitation, air (and all layers of the soil, underground spaces and cavities and all land submerged under water) and water (and all surface and underground water), organic and inorganic matter and living organisms, the interacting natural systems that include the components referred to above in this definition.

                  "Environmental Laws" means all Legal Requirements imposing liability or standards of conduct for or relating to the protection of the environment, including, without limitation, (i) any actual or potential Release of any Contaminant into the Environment; (ii) the required notification of same;
(iii) preventive or remedial measures in connection with any event or occurrence referred to in clause (i) of this definition above; and (iv) the manufacturing, processing, use, handling, packaging, labeling, sale, storage, recycling, disposal, destruction, incineration, or transportation of any Contaminant, or any solicitation or offer to do any activity referred to in this clause (iv) in connection with any Contaminant.

                  "Environmental Report" has the meaning set forth in Section 10.07(c).

                  "Equipment" means all "equipment" as defined in the UCC, now or hereafter owned by the Company or any Restricted Subsidiary has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with any Collateral Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by the Company or any Restricted Subsidiary and now or hereafter used in the operation of any Collateral Property, and all proceeds thereof and all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by the Company or any Restricted Subsidiary, and used or intended to be used in connection with, or with the operation of any Collateral Property or the buildings, structures, or other improvements now or hereafter located at any Collateral Property, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on any Collateral Property or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

                  "Equity Offering" means an offering of nonredeemable Common Stock of the Company to any Person other than the Company or any of its Subsidiaries.

                  "Excess Proceeds Amount" has the meaning provided in Section 4.16.

                  "Event of Default" has the meaning provided in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated by the SEC thereunder.

                  "Exchange Notes" has the meaning provided in the preamble to this Indenture.

                  "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

                  "Facility" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or a Restricted Subsidiary.

                  "Fair Market Value" or "Fair Value" means, with respect to any Property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed, willing and able seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Company acting reasonably and in good faith; provided, however, that if the value of the aggregate consideration to be received by the Company or any of its Subsidiaries from any Asset Sale could reasonably be expected to exceed (i) $5.0 million, Fair Market Value shall be determined by the Board of Directors of the Company as evidenced by a Board Resolution delivered to the Trustee or (ii) $10.0 million, Fair Market Value shall also be determined by an Independent Financial Advisor in a written opinion addressed to the Trustee.

                  "Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing in the United States that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

                  "Fixtures" means all Equipment now owned or hereafter acquired by the Company or any Restricted Subsidiary which is so related to the building or land in which or on which it is located that is deemed fixtures or real property under the laws of the State in which it is located, together with all accessions, appurtenances, additions, replacements and substitutions for any of the foregoing and the proceeds thereof.

                  "Four Quarter Period" means, in respect of any Person at any time, the most recently completed four consecutive full fiscal quarters (provided, that in the case of the Company, for the first fiscal quarter of 1997, shall be the period from February 5, 1997 through March 31, 1997).

                  "Fully-Diluted Voting Stock" means, in respect of any Person at any time, the Voting Stock of such Person assuming that all outstanding options, warrants or other rights to acquire such Voting Stock have been exercised and all outstanding securities convertible into or exchangeable for such Voting Stock have been converted or exchanged at such time, in each case in accordance with their terms in effect at such time.

                  "Funding Guarantor" has the meaning set forth in Section
11.04.

                  "G&G Investments" means G&G Investments Inc., a Delaware corporation.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

                  "Global Note" has the meaning provided in Section 2.01.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay for (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that, the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranteed Obligations" has the meaning provided in Section 11.01.

                  "Guarantor" means the Parent Guarantor and any of the Subsidiary Guarantors.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Improvements" means all buildings, structures, Fixtures and improvements of every nature whatsoever to the extent such items are Fixtures, are not owned by tenants or by equipment lessors that lease such property to the Company or a Restricted Subsidiary, and are situated on the land comprising any Collateral Property on the Issue Date or thereafter (including, without limitation, gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and ventilating fixtures, elevators, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the land or said buildings, structures or improvements and including any additions, enlargements, extensions, modifications, repairs or replacements thereto).

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, that (A) any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be Incurred by such Subsidiary at the time it becomes a Restricted Subsidiary and (B) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall be deemed (without duplication), as of the date of and after giving effect to, such amendment, modification or waiver, to be an Incurrence of additional Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount) or (ii) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an Incurrence of such Indebtedness.

                  "Indebtedness" means with respect to any Person, without duplication, (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, including, without limitation, Attributable Indebtedness, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all reimbursement obligations of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which is) Guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds, (vii) net liabilities of such Person under Interest Swap Obligations, Commodity Agreements and Currency Agreements,
(viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any Property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that, if the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the Fair Market Value of the Property subject to such Lien and (ix) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, provided, that, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, (x) Indebtedness shall not include any endorsements for collection or deposit in the ordinary course of business or any Indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness and is no longer considered Indebtedness under GAAP and (y) any realization of a Permitted Lien on Bank Collateral shall not constitute the Incurrence of Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Independent" when used with respect to any specified Person means a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries and (c) is not an officer, employee, promoter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in the Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

                  "Independent Financial Advisor" means a Financial Advisor that is Independent.

                  "Initial Notes" has the meaning provided in the preamble to this Indenture.

                  "Initial Purchasers" means BT Securities Corporation and Toronto Dominion Securities (U.S.A.), Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act.

                  "Insurance Proceeds" means any payment, proceeds or other amounts received at any time under any insurance policy as compensation in respect of a Casualty[, provided, that, business interruption insurance proceeds shall not constitute Insurance Proceeds.

                  "Intercompany Agreement" means the Intercompany Agreement attached hereto as Exhibit F.

                  "Intercompany Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary which, in the case of the Company, is owing to any Restricted Subsidiary and which, in the case of any such Restricted Subsidiary, is owing to the Company or any Restricted Subsidiary; provided, that if as of any date any Person other than the Company or a

Restricted Subsidiary owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 4.12.

                  "Intercreditor Agreement" means the Intercreditor Agreement attached hereto as Exhibit G.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Interest Swap Obligations" means the obligations of any Person under any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar financial agreement or other interest rate hedge or arrangement designed to protect the Company or any of its Subsidiaries against or manage exposure to fluctuations in interest rates.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property (valued at the Fair Market Value thereof as of the date of transfer) to others or payments for Property or services for the account or use of others, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of equity ownership or Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise (but excluding any merger, consolidation or amalgamation subject to Article 5) and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); (iii) Guarantee or assumption of any Indebtedness or any other obligation of any other Person; (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and (v) any payment made by such Person to any other Person in order to obtain a commitment from such other Person to purchase products or services from such Person, but excluding the purchase of assets (which for this purpose shall not include any equity or debt securities) used in a Related Business and excluding any trade accounts receivable in the ordinary course of business and notes receivable from employees received solely in exchange for the issuance by the Company to such employees of Qualified Capital Stock. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Issue Date" means the date of original issuance of the Notes.

                  "Legal Defeasance" has the meaning provided in Section 12.02.

                  "Legal Holiday" has the meaning set forth in Section 14.07.

                  "Legal Requirements" means any and all present and future judicial and administrative rulings and decisions, and any and all present and future Federal, state and local laws, ordinances, rules, regulations, permits and certificates, of any Authority, in each case in any way applicable to the Company or the Collateral (or the ownership or use thereof).

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge easement, restriction, covenant, right of way, adverse claim affecting title to real or personal property, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "Loan Agreement" has the meaning provided in the recitals hereto.

                  "Loss Event" means a Condemnation or Casualty involving an actual or constructive total loss or agreed or compromised actual or constructive total loss of all or substantially all of any Collateral Property, except where the Company reasonably concludes that Restoration of such Collateral Property can be made in accordance with this Indenture and elects to do so in an Officers' Certificate delivered to the Trustee within 90 days of the relevant Condemnation or Casualty.

                  "Management Agreement" means the Management Agreement between G&G Investments and the Company as in effect on the Issue Date.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the business, operations, properties, assets, financial condition or prospects of the Company and its Restricted Subsidiaries taken as a whole, (ii) the value of the Collateral or the amount which the Trustee and the Holders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in liquidation of the Collateral, (iii) the ability of the Company, a Subsidiary Guarantor or the Parent Guarantor to perform its obligations under the Indenture, the Notes or the Security Documents or (iv) the material rights and remedies of the Trustee and the Holders under the Indenture, the Notes or the Security Documents.

                  "Maturity Date" means April 1, 2005.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, cash proceeds of such Asset Sale (including Cash Equivalents) net of reasonable transaction costs of sale including, but not limited to, (i) income taxes reasonably estimated to be payable as a result of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Permitted Lien on the property or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith, and (iv) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such sale; provided that the Net Cash Proceeds in the case of any

Discontinued Plant Asset Sale will be deemed to have been applied in accordance with Section 4.16 if used to pay Discontinued Plant Closing Costs attributable to such Discontinued Plant subject to a limit of up to $5 million per Discontinued Plant and up to $20.0 million in the aggregate for all Discontinued Plant Asset Sales from the Issue Date.

                  "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like (including, without limitation, brokerage, legal, accounting and investment banking fees and commissions) incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Restricted Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid in cash by the holder of such Indebtedness to the Company or to any Restricted Subsidiary upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of (i) and (ii) to the extent consummated after the Issue Date; provided that the exchange, exercise, conversion or surrender of any Subordinated Obligations shall not be or be deemed to be included in Net Equity Proceeds unless such Subordinated Obligation was issued after the Issue Date.

                  "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                  "Notes" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "OI Assurance Agreement" means the OI Assurance Agreement attached hereto as Exhibit H.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other amounts payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the Offering Memorandum dated April 10, 1997, pursuant to which the Initial Notes were offered, and any supplement thereto.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President, the Chief Financial Officer, the Controller, the Treasurer, any Assistant Treasurer or the Secretary of the Company or any Guarantor, as the case may be.

                  "Officers' Certificate" means a certificate signed by an Officer and delivered to the Trustee that shall comply with Sections 14.04 and 14.05.

                  "Old Anchor" means Anchor Resolution Corp., a Delaware corporation (formerly Anchor Glass Container Corporation).

                  "144A Global Note" has the meaning provided in Section 2.01.

                  "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Notes which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

                  (iv) Notes which have been defeased pursuant to Article 12.

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  "Parent Guarantor" means (i) Consumers U.S., Inc., a Delaware corporation, and (ii) any Person that becomes a Parent Guarantor pursuant to
Section 4.14.

                  "Parent Guarantor Collateral" means the Capital Stock of the Company held by the Parent Guarantor.

                  "Partial Loss" means any Casualty or Condemnation that does not constitute a Loss Event.

                  "Paying Agent" has the meaning provided in Section 2.03.

                  "Permits" means all licenses, permits, variances and certificates used in connection with the ownership, operation, improvement, use or occupancy of any Collateral Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Authority concerning ownership, improvement, operation, use or occupancy of such Collateral Property).

                  "Permitted Holders" means (a) in the case of Consumers Packaging, (i) John J. Ghaznavi; (ii) the spouse, parents, siblings, descendants (including children or grandchildren by adoption) of John J. Ghaznavi or of such spouse or siblings; (iii) in the event of the incompetence or death of any of John J. Ghaznavi or any of the Persons described in clause (ii), such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of Consumers Packaging; (iv) any trusts created for the sole benefit of John J. Ghaznavi or the Persons described in clauses (ii) or (iii) or any trust for the benefit of such trust; or (v) any Person of which John J. Ghaznavi or any of the Persons described in clauses (ii) or (iii) (x) "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully-diluted basis all of the Voting Stock of such Person or
(y) is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs, of such Person and (b) in the case of the Company and the Parent Guarantor, Consumers Packaging and its Wholly-Owned Subsidiaries.

                  "Permitted Indebtedness" means, without duplication, each of the following:

                  (i) Indebtedness under the Notes and this Indenture, including Indebtedness in respect of obligations of the Company to the Trustee;

                  (ii) Indebtedness outstanding from time to time pursuant to the Revolving Credit Facility in an amount not to exceed the greater of (a) $125.0 million and (b) the sum of 90% of the gross book value of the accounts receivable of the Company and its Subsidiaries and 70% of the gross book value of the inventory of the Company and its Subsidiaries, in each case calculated in accordance with GAAP;

                  (iii) Indebtedness outstanding on the Issue Date;

                  (iv) Commodity Agreements; provided, however, that such Commodity Agreements are entered into for the purpose of reducing risk in the ordinary course of the financial management of the Company or any Restricted Subsidiary and designed to protect the Company or such Restricted Subsidiary against fluctuations in commodity prices;

                  (v) Indebtedness Incurred in connection with (a) Interest Swap Obligations and Currency Agreements relating to Indebtedness permitted pursuant to the "Limitation on Indebtedness" covenant that are entered into for the purpose of reducing risk in the ordinary course of the financial management of the Company or any Restricted Subsidiary; provided, however, that the notional amount of each such Interest Swap Obligation and Currency Agreement does not exceed the principal amount of the Indebtedness to which the Interest Swap Obligation or the Currency Agreement, as the case may be, relates, or (b) Currency Agreements that are entered into in the ordinary course of the financial management of the Company or any of its Restricted Subsidiaries and designed to protect the Company or such Restricted Subsidiary against fluctuations in foreign currency exchange rates;

                  (vi) Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business not to exceed (a) in any fiscal year the lesser of (1) $10.0 million and (2) 25% of the Company's capital expenditures as determined in accordance with GAAP for the prior fiscal year and
(b) $35.0 million in the aggregate outstanding at any one time;

                  (vii) additional Indebtedness Incurred by the Company or any Restricted Subsidiaries not to exceed $10.0 million outstanding at any time;

                  (viii) Intercompany Indebtedness;

                  (ix) Refinancing Indebtedness;

                  (x) Indebtedness of any Person that becomes a Restricted Subsidiary after the Issue Date which Indebtedness existed at the time such Person becomes a Restricted Subsidiary; provided that (a) such Indebtedness was not Incurred as a result of or in connection with or anticipation of such Person becoming a Restricted Subsidiary and (b) to the extent the principal amount of such Indebtedness and any other Indebtedness previously permitted pursuant to this clause (x) exceeds $5.0 million in the aggregate at the time such Restricted Subsidiary is acquired by the Company, immediately before and immediately after giving effect to such Person becoming a Restricted Subsidiary (as if such existing Indebtedness were Incurred on the first day of the Four Quarter Period) the Company could Incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Interest Coverage Ratio test of paragraph (a) of Section 4.12; and

                  (xi) reimbursement obligations relating to undrawn standby letters of credit and obligations in respect of performance bonds and surety bonds, in each case issued in the ordinary course of business.

                  "Permitted Investments" means (a) Investments in cash and Cash Equivalents; (b) loans, Guarantees and reasonable advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, in an aggregate principal amount not exceeding $1.0 million at any time outstanding; (c) Investments by the Company or by any Restricted Subsidiary in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; (d) Investments by the Company or by any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or any Restricted Subsidiary in compliance with the provisions of Article 5; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (e) non-cash consideration received in accordance with Section 4.16;
(f) advances to suppliers and customers in the ordinary course of business; (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (h) guarantees by the Company and its Restricted Subsidiaries of the obligations of one another under the Revolving Credit Facility; (i) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale; and (j) lease, utility and other similar deposits in the ordinary course of business; provided, further, that any contribution, transfer or other disposition of Collateral in excess of $1.0 million in the aggregate in any fiscal year by the Company to any of its Restricted Subsidiaries, shall not constitute a Permitted Investment.

                  "Permitted Liens" means, without duplication, each of the following:

                  (i) Liens securing the Notes;

                  (ii) Liens for taxes or governmental assessments, charges, levies or claims not yet delinquent or for which a bond has been posted in an amount equal to the contested amount (including potential interest and penalties thereon) not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value thereof;

                  (iii) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of ownership and operation of the relevant property relating to obligations either (a) not yet delinquent or (b) being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in advance in accordance with GAAP, in each case, not interfering in any material respect with the ordinary operation of any Collateral Property or materially and adversely affecting the value thereof;

                  (iv) Liens in connection with workers' compensation, unemployment insurance and other similar legislation, surety or appeal bonds, performance bonds or other obligations of a like nature (in each case not constituting Indebtedness) arising in the ordinary course of business not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value thereof;

                  (v) zoning restrictions, licenses, easements, servitudes, rights of way, title defects, covenants running with the land and other similar charges or encumbrances or restrictions not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value thereof;

                  (vi) assignments, leases, or subleases at Discontinued Plants not materially and adversely affecting the value thereof;

                  (vii) Liens on any Collateral permitted under the Security Document applicable thereto;

                  (viii) Liens granted by the Company or any Restricted Subsidiary to secure Indebtedness Incurred pursuant to clause (vi) of the definition of Permitted Indebtedness, in each case representing all or part of the cost of purchase, lease, construction or improvement of Property acquired, constructed or improved after the date hereof owed to a Person not an Affiliate of the Company; provided, however, that (x) in any such case such Lien shall extend only to the specific Property of the Company or any Restricted Subsidiary leased, acquired, constructed or improved with the proceeds of such Indebtedness and (y) prior to granting any such Lien, the Company shall provide the Trustee with an Officers' Certificate stating that the Property subject to such Lien and the Collateral could be operated independently and such Property could be disposed of independently of the Collateral without interfering with the continued operation and maintenance of the Collateral, and without impairing the value of the Collateral or interfering with the Trustee's ability to realize such value; provided further that (A) the aggregate amount of Indebtedness secured by any such Lien shall not exceed the Fair Market Value (or, if less, the cost) of the Property so acquired or leased and (B) such Liens shall not encumber any other Property of the Company or of any Restricted Subsidiary and shall attach to such Property within 60 days of the acquisition or lease of, or completion of construction on, such Property;

                  (ix) Liens on the Bank Collateral and the Shared Collateral securing the Revolving Credit Facility;

                  (x) Liens existing on the Issue Date; and

                  (xi) Liens on Property of a Person at the time such Person was merged with the Company or a Restricted Subsidiary, Liens on acquired Property existing at the time of acquisition thereof and Liens upon any Property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided in each case (x) that such Property was not acquired with the proceeds of any Asset Sale or as a replacement for any Collateral and (y) that such Liens were not created in contemplation of such merger or acquisition, as the case may be, and such Liens only extend to such merged or acquired Property.

                  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Notes" has the meaning provided in Section 2.01.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                  "Principal Payment Default" has the meaning set forth in clause (v) of Section 6.01.

                  "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

                  "Pro Forma" shall mean for any period the pro forma Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense or Consolidated Net Income of the Company after giving effect to the offering of the Notes on the Issue Date and the application of the net proceeds therefrom and the Anchor Acquisition as if such transactions had occurred on January 1, 1996 and to any other transactions or events for which pro forma effect is to be given pursuant to the definition of Consolidated Interest Coverage Ratio calculated in accordance with Regulation S-X as promulgated by the Commission applied to the audited financial statements of Old Anchor for the 1996 fiscal year and, where necessary, the unaudited financial statements of such company for the second and third fiscal quarters of 1996; it being understood that prior to giving effect to any transactions or events for which pro forma effect is to be given pursuant to the definition of Consolidated Interest Coverage Ratio that Consolidated EBITDA for the Company for each of the second, third and fourth fiscal quarters of 1996 shall be $21.6 million, $8.8 million and negative $9.9 million, respectively.

                  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real or immovable, personal or moveable or mixed, or tangible or corporeal, or intangible or incorporeal, including, without limitation, Capital Stock in any other Person.

                  "Purchase Money Assets" means Property subject to a Lien in accordance with clause (viii) of the definition of Permitted Liens.

                  "Qualified Capital Stock" means (i) any Capital Stock that is not Disqualified Capital Stock and (ii) each warrant, right or option to acquire Capital Stock that is not Disqualified Capital Stock other than any such warrant, right or other option to acquire such Capital Stock that is, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary date on which the Notes mature.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Qualified Public Offering" means an underwritten public offering of the Common Stock of the Company pursuant to a Registration Statement filed with the Commission in accordance with the Securities Act resulting in Net Equity Proceeds of at least $75.0 million.

                  "Record Date" means the Record Dates specified in the Notes, whether or not a Business Day.

                  "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Redemption Price", when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means any Refinancing by the Company or a Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary initially Incurred in accordance with Section 4.12, including the Notes (other than pursuant to clause (ii), (iv), (v), (vi), (vii),
(viii) or (xi) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by such Person in connection with such Refinancing) or (ii) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, that if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated April 17, 1997 among the Company and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" has the meaning provided in Section 2.01.

                  "Related Business" means the businesses carried out by the Company or a Restricted Subsidiary on the date hereof and any reasonable extensions thereof, including, without limitation, the manufacture and sale of plastic containers and plastic and metal closures.

                  "Related Business Investment" means any expenditure by the Company or a Restricted Subsidiary, as the case may be, to acquire assets (which shall not include any equity or debt security) used in the ordinary course of a Related Business of the Company or such Restricted Subsidiary, as the case may be, which shall constitute Collateral.

                  "Release" means any releasing, spilling, emitting, emptying, leaking, pumping, pouring, injecting, depositing, disposing, dumping, discharge, dispersing, leaching, escaping, emanating or migrating of any Contaminant in, on, into or onto the Environment, including without limitation the movement of any Contaminant through or in the environment, the abandonment or discard of barrels, containers, tanks or other receptacles containing any Contaminant, or any release, emission or discharge other than permitted releases as those terms are defined in any Environmental Laws.

                  "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent or minimize the Release or threat of Release of Contaminants; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Restoration" or "Restore" means the physical repair, restoration or rebuilding of all or any portion of the Collateral following any Casualty or Condemnation other than a Loss Event.

                  "Restricted Payment" has the meaning provided in Section 4.10.

                  "Restricted Security" has the meaning assigned to such term in Rule 144 (a) (3) under the Securities Act.

                  "Restricted Subsidiary" means, as of the date of determination, any Subsidiary of the Company, other than an Unrestricted Subsidiary.

                  "Revolving Credit Agreement" has the meaning set forth in the definition of "Revolving Credit Facility."

                  "Revolving Credit Facility" means agreements with one or more Persons or syndicates of Persons providing for financing for the Company and its Subsidiaries, and all related security agreements, guarantees, notes and other agreements relating to same, as the same may be amended, modified or supplemented from time to time, and any agreement or agreements evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution or supplement thereof including, without limitation, any arrangement involving a Wholly-Owned Subsidiary, the sole activity of which is the financing of receivables, and including the revolving credit facility under that certain Credit Agreement dated as of February 5, 1997 (the "Revolving Credit Agreement") among the Company, Bankers Trust Company, as issuing bank, BT Commercial Corporation, as agent, PNC Bank, as issuing bank and the financial institutions party thereto in their capacities as lenders thereunder, and any security documents and guarantees delivered in connection therewith.

                  "Revolving Credit Facility Secured Creditors" means the agent and the financial institutions party to the Revolving Credit Agreement described in the definition of "Revolving Credit Facility" in their capacities as lenders thereunder.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard & Poor's Corporation and its successors

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any Property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary.

                  "SEC" or "Commission" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Security Agreement" means the Security Agreement dated as of February 5, 1997 made by the Company in favor of Bankers Trust Company, as agent, which was assigned by Bankers Trust Company and the Company in favor of the Trustee for the benefit of the Holders as security for the Company's obligations under the Indenture and the Notes.

                  "Security Documents" means all pledge agreements, mortgages, security agreements, related uniform commercial code financing statements and any and all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Indenture pursuant to which any Liens are granted to the Trustee in any Collateral or in the Parent Guarantor Collateral for the benefit of the Noteholders, including without limitation this Indenture.

                  "Shared Collateral" has the meaning assigned to such term in the Intercreditor Agreement.

                  "Specified Subsidiary" means any Subsidiary of the Company other than (x) an Unrestricted Subsidiary which is not organized under the laws of the United States of America, any state thereof or the District of Columbia or under the laws of Canada or any province thereof or (y) a Subsidiary of the Company which would not constitute a "significant subsidiary" of the Company as defined in Rule 1.02 of Regulation S-X promulgated by the Commission, except that for purposes of this definition, all reference therein to ten (10) percent shall be deemed to be references to five (5) percent.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company, the Parent Guarantor or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, the Parent Guarantee or any Subsidiary Guarantee pursuant to a written agreement or by operation of law.

                  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                  "Subsidiary Guarantee" means the Guarantee of the Notes made by a Subsidiary Guarantor.

                  "Subsidiary Guarantor" means each future Restricted Subsidiary; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

                  "Surviving Entity" means the Person (if other than the Company) formed by any consolidation of the Company with any Person or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and of the Company's Subsidiaries as an entirety or virtually as an entirety.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 13.06.

                  "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and assigned to administer this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the jurisdiction in which the relevant Collateral is located.

                  "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the Company has designated pursuant to the provisions described in
Section 4.21 as an Unrestricted Subsidiary and that has not been redesignated a Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly-Owned Subsidiary" means, in respect of any Person, a Subsidiary of such Person (Restricted Subsidiary in the case of the Company), all the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Subsidiary (which is a Restricted Subsidiary in the case of the Company) of such Person.

                  "Work" has the meaning provided in Section 10.10.

                  SECTION 1.02. Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder or a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular; and

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                    THE NOTES

                  SECTION 2.01. Form and Dating.

                  The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a permanent global Note in registered form, substantially in the form set forth in Exhibit A with the legends specified in
Section 2.15 (the "144A Global Note") and Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a permanent global note in registered form, substantially in the form set forth in Exhibit A with the legends specified in Section 2.15 (the "Regulation S Global Note" and, together with the 144A Global Note, the "Global Notes"), in each case deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Notes offered and sold in reliance on any other exemption from registration under the Securities Act, other than as described in the preceding paragraph, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A with the legend specified in Section 2.15 (the "Physical Notes"). Physical Notes shall initially be registered in the name of the Depository or the nominee of such Depository and be delivered to the Trustee as custodian for such Depository. Beneficial owners of Physical Notes, however, may request registration of such Physical Notes in their names or the names of their nominees.

                  In the event that one or more Global Notes is tendered pursuant to the Exchange Offer, it or they shall be exchanged for a single, permanent Global Note in fully registered form substantially in the form of Exhibit B hereto with the legend specified in Section 2.15. Physical Notes tendered pursuant to the Exchange Offer will be exchanged for permanent certificated Notes in registered form in substantially the form set forth in Exhibit B unless the Holder thereof elects to exchange such Physical Note for a beneficial interest for the Global Note issued pursuant to the Exchange Offer. Each Exchange Note shall constitute an additional obligation of the Company and the Guarantors.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

                  (a) Two Officers, one of whom shall be the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company and each of whom shall have been duly authorized by all requisite corporate actions of the Company, shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Notes. If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  (b) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (c) The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000, and
(ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as Global Notes, or Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.07.

                  (d) The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such

Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  SECTION 2.03. Registrar and Paying Agent.

                  (a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (ii) Notes may be presented or surrendered for payment ("Paying Agent") and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange.

                  (b) The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

                  (c) The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days' notice to the Company.

                  SECTION 2.04. Paying Agent to Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by such Paying Agent for the payment of principal of, premium, if any, and interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and such Paying Agent shall promptly notify the Trustee of any Default by the Company or the Guarantors (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to a Paying Agent, such Paying Agent shall have no further liability for such assets.

                  SECTION 2.05. Noteholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312 (a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Note held, and shall otherwise comply with TIA Section 312 (a) which list may be conclusively relied upon by the Trustee.

                  SECTION 2.06. Transfer and Exchange.

                  Subject to the provisions of Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.15, 4.16 or 13.05, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                  SECTION 2.07. Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Trustee's requirements are met. Such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and the Guarantors.

                  SECTION 2.08. Outstanding Notes.

                  (a) The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  (b) If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives an Opinion of Counsel that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                  (c) If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

                  SECTION 2.10. Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

                  SECTION 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel at the written direction of the Company and shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

                  SECTION 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Prior to the payment date set forth in the notice referred to in the preceding sentence, the Issuer shall deposit with the Trustee funds in an amount sufficient to pay any amounts due to Holders pursuant to this
Section 2.12.

                  SECTION 2.13. CUSIP Number.

                  The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.14. Deposit of Monies.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                  SECTION 2.15. Restrictive Legends.

                  Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until April 17, 1999, unless otherwise agreed by the Company and the Holder thereof:

                  THIS SECURITY (AND ANY GUARANTEES THEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY REOFFER, RESELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF

                  THIS SECURITY (THE FORM OF WHICH LETTER IS ATTACHED AS AN EXHIBIT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Each Global Note shall also bear the following legend on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

                  REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                  Each Global Note that is a Restricted Security shall also bear the following legend on the face thereof:

                  TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                  SECTION 2.16. Book-Entry Provisions for Global Securities.

                  (a) Each Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                  (b) Transfers of any Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

                  (f) The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 2.17. Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after April 17, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.17 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                  ARTICLE THREE

                                   REDEMPTION

                  SECTION 3.01. Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the
(i) paragraph of the Note pursuant to which such redemption is to be made, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and
(iv) the Redemption Price. The Company shall give each notice provided for in this Section 3.01 at least 60 days (unless a shorter notice period shall be satisfactory to the Trustee), but not more than 60 days before the Redemption Date together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

                  SECTION 3.02. Selection of Notes to Be Redeemed.

                  If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for Redemption. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  SECTION 3.03. Notice of Redemption.

                  (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent.

                  Each notice for redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

                  (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                  (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                  (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any.

                  SECTION 3.05. Deposit of Redemption Price.

                  (a) By 11:00 a.m. on or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                  (b) If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

                  SECTION 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

                  SECTION 4.01. Payment of Notes.

                  (a) The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender in immediately available funds designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                  (b) The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under a Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.02. Maintenance of Office or Agency.

                  (a) The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                  SECTION 4.03. Maintenance of Corporate Existence and Corporate Separateness.

                  (a) Except as otherwise permitted by Article 5, Section 4.14 and Section 4.16, each of the Company and the Parent Guarantor shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its respective organizational documents and the material rights (charter and statutory) and franchise of each of the Company and the Parent Guarantor, and the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect the corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary;

provided, however, that the Company and the Parent Guarantor shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of the Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company or the Parent Guarantor, as the case may be, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, or the Parent Guarantor.

                  (b) The Company, its Subsidiaries and the Parent Guarantor will satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. The Company, its Subsidiaries and the Parent Guarantor will not permit financial information regarding the Company or any of its Subsidiaries to be provided to creditors of the Parent Guarantor, Consumers Packaging or its other Affiliates without indicating that the assets and financial performance of the Company and its Subsidiaries are separate from the Parent Guarantor, Consumers Packaging and its other Affiliates and will not provide financial support or assurances to such creditors. The Company, its Subsidiaries and the Parent Guarantor will not permit financial information regarding the Parent Guarantor to be provided to creditors of the Company, the Company's Subsidiaries, Consumers Packaging or its other Affiliates without indicating that the assets and financial performance of the Parent Guarantor is separate from the Company, the Company's Subsidiaries, Consumers Packaging and its other Affiliates and will not provide financial support or assurances to such creditors.

                  SECTION 4.04. Payment of Taxes and Other Claims.

                  Each of the Company and the Parent Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of the Restricted Subsidiaries or the Parent Guarantor, as the case may be, or any of their respective properties and
(ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of the Restricted Subsidiaries or the Parent Guarantor, as the case may be; provided, however, that the Company, the Restricted Subsidiaries or the Parent Guarantor, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.05. Maintenance of Properties and Insurance.

                  (a) The Company shall, and shall cause each of the Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions, betterments and improvements thereto to actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or such

Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  (b) The Company shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and the Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

                  SECTION 4.06. Compliance Certificate; Notice of Default.

                  (a) Each of the Company and the Parent Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries or the Parent Guarantor, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.08 shall be accompanied by a written statement of (x) the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's or Guarantor's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's or Guarantor's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted Subsidiaries or Guarantors is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company and each of the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01 hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

                  (d) The Company and each of the Guarantors shall also comply with TIA Section 314(a)(4).

                  SECTION 4.07. Compliance with Laws.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to comply with all applicable Legal Requirements of any Authority except to the extent that noncompliance could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.08. SEC Reports; Reports to Holders.

                  (a) The Company and each Guarantor will deliver to the Trustee and each Holder within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company or any Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company on or after January 1, 1998 will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such quarterly and annual reports and such other information that would be required to be contained in a filing with the Commission if the Company were required to file such reports under Sections 13 and 15(d) of the Exchange Act within the time periods provided therein. Prior to January 1, 1998, if the Company is not required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company will (a) prepare and deliver to the Trustee and the Holders quarterly reports required by a company subject to the reporting requirements of Section 13 and 15(d) within the time periods specified therein and (b) issue a press release within 45 days after the end of each fiscal quarter, including summary operating results for the Company. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to Holders and securities analysts and prospective investors, upon their request, the information specified in Rule 144(A)(d)(4) under the Securities Act and any other information reasonably requested by a Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act. The Company will also comply with the other provisions of 314(a) of the TIA.

                  (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

                  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.10. Limitation on Restricted Payments

                  Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) to holders of the Company's Capital Stock other than dividends or distributions paid to the Company or any Restricted Subsidiary, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to acquire shares of any class of such Capital Stock (other than Capital Stock, warrants, rights or options held by the Company or any Restricted Subsidiary), other than through the exchange therefor solely of Qualified Capital Stock of the Company,
(c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation, (other than the purchase, repurchase or other acquisition of any Subordinated Obligation in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition, provided that any such purchase, repurchase or other acquisition is done solely with the proceeds from any Refinancing Indebtedness), (d) make any Investment (other than Permitted Investments) in any Person or (e) make any payments to any Affiliate of the Company (other than the Company and its Restricted Subsidiaries) as compensation for management services, except through the issuance of Common Stock of the Company that is Qualified Capital Stock) (each of the foregoing prohibited actions set forth in clauses (a), (b), (c), (d) and (e) being referred to as a "Restricted Payment"), unless such proposed Restricted Payment is made after the earlier of (x) the date upon which the independent auditors of the Company have completed and delivered to the Company a limited review of the Company's financial statement for the third quarter of 1997 in accordance with the procedures specified by the American Institute of Certified Public Accountants, SAS No. 71, Interim Financial Information and (y) the date upon which the Company has filed with the Commission its audited financial statements for the fiscal year ended December 31, 1997 and at the time of such proposed Restricted Payment or immediately after giving effect thereto (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Company could incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Interest Coverage Ratio test of paragraph (a) of Section 4.12 and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of the relevant Property) does not exceed or would not exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or, if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company during the period (treating such period as a single accounting period) from April 1, 1997 to the last day of the last full fiscal quarter preceding the date of the proposed Restricted Payment; (B) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than from a Restricted Subsidiary) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from the Company or from any of its Subsidiaries, unless and until and to the extent such borrowing is repaid or (ii) contributed, extended, Guaranteed or advanced by the Company or by any of its Restricted Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan, unless and until and to the extent such borrowing is repaid); and (C) an amount equal to the net reduction in any Investment made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person (including if such reduction occurs by reason of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary) resulting from (x) net cash proceeds (or the Fair Market Value of property other than cash or Cash Equivalents, provided that such property represents a return of capital in respect of any such Investment that was made in the form of other property other than cash or Cash Equivalents) received by the Company or its Restricted Subsidiaries as repayment of any loan or advance or a return of capital in respect, or as consideration for the sale, of such Investment (but only to the extent the Company elects to exclude such amounts from the calculation of Consolidated Net Income for the purposes of clause (A) above) or (y) the release or cancellation of a Guarantee constituting such Investment, in each case, with respect to any such Investment, not to exceed the amount of such Investment previously made by the Company or any Restricted Subsidiary, that was treated as a Restricted Payment pursuant to this paragraph.

                  Notwithstanding the foregoing, these provisions do not prohibit: (1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; (2) the repurchase, redemption, retirement or acquisition of Capital Stock of the Company or Subordinated Obligations of the Company, or warrants, rights or options to acquire Capital Stock of the Company, solely in exchange for shares of Qualified Capital Stock of the Company; (3) any purchase or redemption of Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness or Indebtedness of the Company which is permitted to be Incurred pursuant to the Consolidated Interest Coverage Ratio test of paragraph
(a) of Section 4.12; (4) the payment of management fees to G&G Investments under the Management Agreement of up to $1.5 million in any calendar year; (5) the repurchase of Capital Stock of the Company from current or former employees or directors of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell such shares of Capital Stock to the extent such payments do not exceed $500,000 in any fiscal year which to the extent not used in any fiscal year, may be carried forward to the next succeeding fiscal year, provided that the aggregate amount of all such payments that may be made pursuant to this clause (5) may not exceed $2.5 million; (6) dividends or other Restricted Payments to make payments permitted by clauses (vii) and (viii) of paragraph (b) of Section 4.11; (7) dividends payable on the Series A Preferred Stock pursuant to the terms thereof in an aggregate amount not to exceed $3 million; (8) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or its Restricted Subsidiaries, in each case primarily engaged in a Related Business if the aggregate amount of such Investments made pursuant to this clause (8) (less an amount equal to the net reduction in any such Investment (including if such reduction occurs by reason of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary) made subsequent to the Issue Date resulting from (x) net cash proceeds (or the Fair Market Value of tangible property, provided that such tangible property represents a return of capital in respect of an Investment that was made in the form of other tangible property and not an Investment that was made in the form of cash) received by the Company or its Restricted Subsidiaries as repayment of any loan or advance or a return of capital in respect, or as consideration for the sale, of such Investment or (y) any release or cancellation of a Guarantee constituting such Investment (but only to the extent the Company elects to exclude such amounts from the calculation of Consolidated Net Income for the purpose of clause (A) of the preceding paragraph), in each case, with regard to any Investment, not to exceed the amount of such Investment previously made by the Company or any Restricted Subsidiary pursuant to this clause (8) does not exceed $10 million; (9) the purchase or redemption of any Indebtedness, to the extent required by the terms of such Indebtedness following a Change of Control after the Company shall have complied with the provisions under Section 4.15, including payment of the applicable Change of Control purchase price; and (10) Investments in Unrestricted Subsidiaries, partnerships or joint ventures organized and operating principally in the United States involving the Company or its Restricted Subsidiaries, in each case primarily engaged in a Related Business, made in the form of contributions to such Unrestricted Subsidiaries, partnerships or joint ventures of assets of Discontinued Plants; provided, however, that, in the case of clauses (2), (3), (4), (5), (6), (7), (8), (9), and (10) of this paragraph, no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (5), (7) and (9) shall, in each case, be included in such calculation. No payment or other transfer to the Company or a Restricted Subsidiary shall, in any event, constitute a Restricted Payment except for a contribution, transfer or other disposition of Collateral in excess of $1 million in the aggregate in any fiscal year by the Company to any of its Restricted Subsidiaries.

                  SECTION 4.11. Limitation on Transactions with Affiliates.

                  (a) Neither the Company nor any Restricted Subsidiary will, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale, conveyance, transfer, disposition, exchange or lease of Property, the making of any payment, the making of any Investment, the giving of any Guarantee, the rendering of services or the paying of any commission) with, or for the benefit of, any of their Affiliates (each an "Affiliate Transaction"), except under an agreement set forth in writing which is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Restricted Subsidiary and if it involves a purchase, such purchase is reasonably necessary in light of the operating requirements of the Company and its Subsidiaries. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions) involving aggregate payments or other Property with a Fair Market Value in excess of (i) $1.0 million, the Company or such Restricted Subsidiary shall, prior to the consummation thereof, deliver to the Trustee an Officers' Certificate certifying that such transaction or series of related transactions complies with the foregoing provisions, (ii) $2.5 million, the Company or such Restricted Subsidiary shall, prior to the consummation thereof, deliver to the Trustee the Officers' Certificate specified in clause (i) above and an approval by the Board of Directors of the Company (including a majority of the independent directors thereof), such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction or series of related transactions complies with the foregoing provisions and (iii) $5.0 million, the Company or such Restricted Subsidiary shall, prior to the consummation thereof, deliver to the Trustee the Officers' Certificate specified in clause (i) above, the Board Resolution specified in clause (ii) above and a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor addressed to the Trustee.

                  (b) The foregoing restriction shall not apply to the following transactions: (i) any transaction exclusively between the Company and any of its Wholly-Owned Subsidiaries or exclusively between any Wholly-Owned Subsidiaries,
(ii) reasonable and customary fees paid to members of the Board of Directors of the Company and of its Subsidiaries, (iii) loans and advances to employees, officers and directors in the ordinary course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (iv) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or any such Restricted Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Issue Date or substantially similar thereto, (v) the payment of the management fees to G&G Investments under the Management Agreement of up to $3.0 million in any calendar year, (vi) other Restricted Payments made pursuant to the first paragraph of Section 4.10, (vii) payments or other transactions pursuant to any tax sharing arrangement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes but only to the extent that amounts payable from time to time by the Company under any such agreement do not exceed the corresponding tax payments that the Company would have been required to make to any relevant taxing authority had the Company not joined in such consolidated or combined return, but instead had filed returns including only the Company and
(viii) transactions pursuant to the Intercompany Agreement. The Company will not amend the Intercompany Agreement unless such amendment is in writing and the Company determines that it contains terms no less favorable to the Company than could have been obtained in comparable transactions on an arm's-length basis from a Person not an Affiliate of the Company, such determination to be evidenced by an Officers' Certificate and a Board Resolution stating that a majority of the Board of Directors (including a majority of the independent directors thereof) have determined that such amendment complies with the foregoing provisions.

                  SECTION 4.12. Limitation on Indebtedness.

                  (a) Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness; provided, however, the Company or any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness), if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately before and immediately after giving effect to such proposed Incurrence, the Consolidated Interest Coverage Ratio of the Company and its Restricted Subsidiaries is at least equal to 2.50 to 1.0.

                  (b) Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, Incur Capitalized Lease Obligations, except pursuant to clause (vi) of the definition of Permitted Indebtedness.

                  (c) Neither the Company nor any Restricted Subsidiary may, directly or indirectly, in any event Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the same extent and in the same manner, and so long as, such Indebtedness is subordinated pursuant to subordination provisions that are no more favorable to the holders of any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

                  SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  Neither the Company nor any of its Subsidiaries will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or to any Restricted Subsidiary (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Restricted Subsidiary; or (c) sell, lease or transfer any of its Property to the Company or to any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) this Indenture and the Security Documents; (3) customary nonassignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (4) any instrument governing Indebtedness Incurred in accordance with and pursuant to clause (x) of the definition of Permitted Indebtedness; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the Property of any Person, other than the Person, or the Property of the Person, becoming a Restricted Subsidiary; (5) restrictions imposed by Liens granted pursuant to clauses (vi),
(viii) and (ix) of the definition of Permitted Liens solely to the extent such Liens encumber the transfer or other disposition of the assets subject to such Liens; (6) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with this Indenture solely in respect of the assets to be sold pursuant to such contract; (7) any encumbrance or restriction contained in Refinancing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or clause (8) or (9) below; provided, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company or such Restricted Subsidiary or to the Holders in any material respect in the reasonable and good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (8) or (9) as the case may be; (8) any agreement in effect on the Issue Date; and (9) the Revolving Credit Facility.

                  SECTION 4.14. Limitations on Activities of the Parent
Guarantor.

                  The Parent Guarantor will not (a) Incur any Indebtedness other than (i) the Guarantee or (ii) a guarantee of the Indebtedness permitted under clause (ii) of the definition of Permitted Indebtedness, (b) make any Investments other than in the Company, (c) grant or suffer to exist a Lien in respect of any Capital Stock of the Company held by it other than the security interest granted to secure the Notes or sell or transfer any of such Capital Stock to any Affiliate other than in a transaction pursuant to clause (e), (d) carry on any business other than the holding of Capital Stock of the Company or
(e) merge or consolidate with or into, or sell substantially all of its assets to, any Person other than a U.S. corporation that succeeds to the Parent Guarantor's obligations under this Indenture, the Parent Guarantee and any Security Document and is in compliance with and becomes subject to this covenant except for a merger or consolidation in which the Parent Guarantor is the surviving corporation and following such merger or consolidation is in compliance with this covenant.

                  SECTION 4.15. Change of Control.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer to repurchase all outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

                  (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), unless the Company already mailed a notice of redemption pursuant to Section 3.03 the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall identify the Notes (including CUSIP number) and shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

                  (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

                  (8) the circumstances and relevant facts regarding such Change of Control; and

                  (9) that the Change of Control Offer must remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

                  By 11:00 a.m. on or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Section 14(e) of the Exchange Act, if applicable, the provisions of Rule 13e-4 and Rule 14e-1, if applicable, and any other tender offer rules under the Exchange Act or other relevant United States federal and state securities legislation which may then be applicable and will file Schedule 13E-4 or Schedule 13E-4F or any other schedule required thereunder in connection with any offer by the Company to repurchase Notes pursuant to a Change of Control Offer. To the extent the provisions of any U.S. federal or state securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable U.S. federal or state securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof. Notes repurchased pursuant to a Change of Control Offer shall be delivered to the Trustee for cancellation pursuant to Section 2.11.

                  SECTION 4.16. Limitation on the Sale of Assets.

                  (a) Neither the Company nor any of its Restricted Subsidiaries will consummate or permit, directly or indirectly, any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of each such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale, (ii) (x) at least 75% of the consideration received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, (or, in the case of an Asset Sale of Discontinued Plants, at least 50% of such consideration is in such form,); provided that this requirement with respect to cash or Cash Equivalents shall not apply with respect to Investments made pursuant to clause (10) of the second paragraph of Section 4.10, and provided further that the aggregate Fair Market Value of the consideration other than in the form of cash or Cash Equivalents that may be received pursuant to clause (x) shall not exceed $5.0 million in the aggregate held (including the amount of any such consideration not collected or written off by the Company or any of its Restricted Subsidiaries but excluding any such consideration received in consideration for Discontinued Plants) by the Company and its Restricted Subsidiaries at any one time and (y) any such consideration shall not consist of inventory or accounts receivable or other Bank Collateral, (iii) such Asset Sale is not made by the Company to any of its Restricted Subsidiaries, (iv) the Company shall cause the Net Cash Proceeds received in respect thereof to be deposited in the Collateral Account and the other consideration received to become Collateral as and when received by the Company or by any Restricted Subsidiary, (v) no Default or Event of Default shall have occurred and be continuing on the date of such proposed Asset Sale or would result as a consequence of such Asset Sale and (vi) such Asset Sale will not materially adversely affect or materially impair the value of the remaining Collateral or materially interfere with the Trustee's ability to realize such value and will not materially impair the maintenance and operation of the remaining Collateral.

                  (b) The Company shall apply or cause such Restricted Subsidiary to apply, the Net Cash Proceeds of such Asset Sale and any Insurance Proceeds or Condemnation Proceeds, as the case may be, resulting from a Loss Event, within 270 days of consummation of such Asset

Sale or the collection of such Insurance Proceeds or Condemnation Proceeds, as the case may be, for the following purposes, individually or in combination:

                  (1) (i) to purchase or otherwise invest in Related Business Investments which shall constitute additional Collateral under the relevant Security Documents and which shall be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders, subject to Liens permitted under the Security Documents in respect of the relevant item of Collateral; provided, that (x) any Property constituting a Related Business Investment shall not consist of inventory or accounts receivable or other Bank Collateral and (y) such purchase or Investment shall be made by the Company or such Restricted Subsidiary, or (ii) to purchase Notes in open-market transactions; provided, that the Company shall be deemed to have applied such Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds pursuant to this clause (ii) in satisfaction of the requirements of this Section
         4.16 in an amount equal to the lesser of (x) the purchase price paid in such open-market transactions and (y) 100% of the principal amount of the Notes repurchased; provided, further that the aggregate amount of Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds that may be deemed to be applied pursuant to this clause (ii) shall not exceed $5.0 million in the aggregate from the Issue Date;

                  (2) with respect to any Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds remaining after application pursuant to the preceding subparagraph (b)(1) (the "Excess Proceeds Amount"), the Company shall make an offer to repurchase Notes (an "Asset Sale Offer") in an amount (expressed as an integral multiple of $1,000) equal to the maximum aggregate principal amount of Notes that may be purchased with the Excess Proceeds Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures set forth in this Section 4.16. The Company may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds Amount equals or exceeds $10.0 million resulting from one or more Asset Sales or Loss Events (at which time, the entire unutilized Excess Proceeds Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph). All amounts remaining after the consummation of any Asset Sale Offer pursuant to this paragraph shall remain subject to the Lien of the Security Documents and may be used by the Company only to purchase or otherwise invest in Related Business Investments (which shall constitute additional Collateral under the Security Documents) other than inventory or accounts receivables or other Bank Collateral or to purchase Notes in open market transactions.

                  (c) Each notice of an Asset Sale Offer shall be mailed by first class mail to the record Holders as shown on the register of Holders not less than 30 days nor more than 60 days before the payment date for the Asset Sale Offer, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 principal amount in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Excess Proceeds Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). An Asset Sale Offer shall remain open for a period of 20 Business Days and until the close of business on the payment date of the Asset Sale Offer or such


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
longer period as may be required by law. Each notice of an Asset Sale Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall identify the Notes (including CUSIP number) and shall state the following terms:

                  (i) that the Asset Sale Offer is being made pursuant to this
         Section 4.16 and that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Asset Sale Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Asset Sale Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                  (ii) the purchase price (including the amount of accrued interest) and the payment date for the Asset Sale Offer;

                  (iii) that any Note not tendered will continue to accrue interest;

                  (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the payment date for the Asset Sale Offer;

                  (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the payment date for the Asset Sale Offer;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the payment date for the Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                  (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof;

                  By 11:00 a.m. on or before the payment date for the Asset Sale Offer, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this
Section 4.16, the Trustee shall act as the Paying Agent.

                  If an offer is made to repurchase the Notes pursuant to an Asset Sale Offer, the Issuer will comply with the requirements of Section 14(e) of the Exchange Act, if applicable, the provisions of Rule 13e-4 and Rule 14e-1, if applicable, and any other tender offer rules under the Exchange Act or other relevant United States Federal and state securities legislation which may then be applicable and will file Schedule 13E-4 or Schedule 13E-4F or any other schedule required thereunder in connection with any offer by the Company to purchase Notes pursuant to an Asset Sale. Notes repurchased pursuant to an Asset Sale Offer shall be delivered to the Trustee for cancellation.

                  (d) All Net Cash Proceeds, Insurance Proceeds and Condemnation Proceeds from Loss Events and non-cash consideration from Asset Sales, including all Excess Proceeds Amounts, shall be deposited in the Collateral Account and be subject to the perfected first priority Lien in favor of the Trustee subject to Liens permitted under the Security Documents in respect of the relevant item of Collateral. To the extent not applied as set forth above, such Excess Proceeds Amounts shall remain on deposit in the Collateral Account in accordance with this Indenture and the Security Documents. Excess Proceeds Amounts so deposited in the Collateral Account may be withdrawn from such Collateral Account pursuant to Section 4.16(b)(2) and Article 9.

                  (e) Notwithstanding the foregoing, any disposition of Collateral that is governed under and complies with Article 5 shall not be deemed to be an Asset Sale, as the case may be, except that in the event of the transfer of substantially all (but not all) of the Property of the Company and its Subsidiaries to a Person in a transaction permitted under Article V, the successor corporation shall be deemed to have sold the Collateral not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such Property of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

                  (f) If an offer is made to repurchase the Notes pursuant to an Asset Sale Offer, the Company will comply with the requirements of Section 14(e) of the Exchange Act, if applicable, the provisions of Rule 13e-4 and Rule 14e-1, if applicable, and any other tender offer rules under the Exchange Act or other relevant United States Federal and state securities legislation which may then be applicable and will file Schedule 13E-4 or Schedule 13E-4F or any other schedule required thereunder in connection with any offer by the Company to purchase Notes pursuant to an Asset Sale Offer. Notes repurchased pursuant to this Section 4.16 shall be delivered to the Trustee for cancellation pursuant to
Section 2.11.

                  SECTION 4.17. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries.

                  The Company will not permit (i) any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Restricted Subsidiary; or
(ii) any Person (other than the

Company or a Restricted Subsidiary) to, directly or indirectly, own or control any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares); provided, however, that clauses (i) and (ii) will not prohibit any sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with Section
4.16 or 5.01.

                  SECTION 4.18. Limitation on Liens.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens upon any Property of the Company or of any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon other than Permitted Liens.

                  SECTION 4.19. Subsidiary Guarantors.

                  If at any time on or after the Issue Date, and at any time that any of the Obligations remain outstanding, the Company or any Restricted Subsidiary establishes or creates a Restricted Subsidiary, the Company (or the Restricted Subsidiary directly owning Capital Stock of such other Restricted Subsidiary) shall (i) cause each such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which each such Restricted Subsidiary shall guarantee the Obligations of the Company on a senior basis together with an opinion of counsel (which counsel may be an employee of the Company) to the effect that the supplemental indenture has been duly executed and delivered by each such Restricted Subsidiary and is in compliance in all material respects with the terms of the Indenture, and (ii) sign a Pledge Agreement substantially in the form attached hereto as Exhibit E comply with the terms and provisions of such Pledge Agreement, including, without limitation, deliver to the Trustee for the benefit of the Noteholders the Capital Stock of any such Restricted Subsidiary, sign the stock powers with respect to such Capital Stock in blank and execute and deliver the supplemental indenture referred to in clause (i) of this Section 4.19. Any Restricted Subsidiary acquiring title to any Collateral Property shall agree in writing to be bound by the terms of any Security Document applicable to such Collateral Property.

                  SECTION 4.20. Impairment of Security Interest.

                  Neither the Company nor any of its Subsidiaries will take or omit to take any action which action or omission could reasonably be expected to have the result of materially and adversely affecting or materially impairing the security interests in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral. Neither the Company nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral (except, in the case of Shared Collateral, the Revolving Credit Facility and the Intercreditor Agreement) to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person prior to the repayment in full of the Notes or clause (viii) of the definition of Permitted Liens.

                  SECTION 4.21. Restricted and Unrestricted Subsidiaries.

                  (a) The Board of Directors of the Company may designate or redesignate any Subsidiary to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not, directly or indirectly, own any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, the Company or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated by any Indebtedness or Lien that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (iii) either
(a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) such designation is effective immediately upon such Person becoming a Subsidiary of the Company or of a Restricted Subsidiary and the amount of the Investment by the Company or any of its Restricted Subsidiaries in such Subsidiary would be permitted under Section 4.10. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any Restricted Subsidiary will be classified as a Restricted Subsidiary. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Subject to the next paragraph, an Unrestricted Subsidiary may not be redesignated as a Restricted Subsidiary.

                  (b) The Company will not, and will not permit any Restricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test of paragraph (a) of Section 4.12, (ii) such Restricted Subsidiary could then Incur under Section 4.12 all Indebtedness as to which it is obligated at such time, (iii) no Default or Event of Default would occur or be continuing, and (iv) there exist no Liens with respect to the property or assets of such Restricted Subsidiary other than Permitted Liens.

                  (c) Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such board giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

                  SECTION 5.01. Merger, Consolidation or Sale of Assets.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, in a single transaction or series of related transactions, consolidate or merge with or into any Person (other than the consolidation, merger or amalgamation of a Wholly-Owned Subsidiary with another Wholly-Owned Subsidiary or into the Company), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) unless:
(i) either (1) the Company, in the case of a transaction involving the Company, or such Restricted Subsidiary, in the case of a transaction involving Restricted Subsidiary, shall be the surviving or continuing corporation or (2) the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, as primary obligor, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Security Documents on the part of the Company to be performed or observed, in the case of a transaction involving the Company or the performance of every covenant of the Subsidiary Guarantee, the Indenture and the Security Documents on the part of such Restricted Subsidiary to be performed or observed, in the case of a transaction involving a Restricted Subsidiary, and in each such case, the Company shall have taken all steps necessary to protect and perfect the security interests granted or purported to be granted under the Security Documents; (ii) in the case of a transaction involving the Company immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test of paragraph (a) of
Section 4.12; provided, that, in determining the "Consolidated Interest Coverage Ratio" of the resulting transferee or Surviving Entity, such ratio shall be calculated as if the transaction (including the Incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the applicable Four Quarter Period; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; (iv) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;
(v) in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets, the Surviving Entity shall have received the Company's assets as an entirety or virtually as an entirety; and (vi) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  (b) For purposes of the foregoing, the transfer (by sale, assignment, transfer, lease, conveyance or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 5.02. Successor Corporation Substituted.

                  Upon any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is consolidated or made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Notes and the Security Documents.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

                  SECTION 6.01. Events of Default.

                  The following constitute an "Event of Default":

                  (i) the failure to pay interest on any Note for a period of 30 days or more after such interest becomes due and payable; or

                  (ii) the failure to (x) pay the principal of or premium, if any, on any Note, when such principal becomes due and payable, at maturity, upon repurchase (including, without limitation, pursuant to a Change of Control Offer or an Asset Sale Offer), upon acceleration, upon redemption or otherwise or (y) make a Change of Control Offer or an Asset Sale Offer within the required period; or

                  (iii) a default in the observance or performance of any of the agreements or covenants contained in Section 5.01 or clause (e) of
         Section 4.14 or the granting by the Company, any Restricted Subsidiary or the Parent Guarantor of any Lien to secure Indebtedness in excess of $100,000 (other than a Permitted Lien);

                  (iv) a default in the observance or performance of any of the other agreements or covenants contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or from Holders of at least 25% in principal amount of the outstanding Notes; or

                  (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Specified Subsidiary of the Company, whether such Indebtedness now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay at final maturity the principal of or premium, if any, on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "Principal Payment Default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Principal Payment Default or the maturity of which has been so accelerated, is of at least $10.0 million in the aggregate; or

                  (vi) one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by third-party insurance as to which the insurer is solvent and has not disclaimed coverage) being rendered against the Company or any Specified Subsidiary of the Company and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

                  (vii) the Company or any Specified Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,
         (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

                  (viii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Specified Subsidiary, (B) appoint a Custodian of the Company or any Specified Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                  (ix) (a) a default in the observance or performance of any covenant or agreement contained in any Security Document which default continues for 15 days after notice has been given to the Company by the Trustee or the holders of at least 25% in principal amount of the outstanding Notes, or (b) for any reason other than the satisfaction in full and discharge of all obligations secured thereby, any of the Security Documents cease to be in full force and effect (other than in accordance with their respective terms), or any of the Security Documents cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company or any of its Restricted Subsidiaries denies any of its obligations under any Security Document, in each case with respect to Collateral the aggregate value of which is in excess of $5.0 million or the Collateral becomes subject to one or more Liens other than Permitted Liens securing one or more obligations in excess of $5.0 million in the aggregate; or

                  (x) any Guarantee of a Specified Subsidiary or the Parent Guarantor is declared null and void or ceases to be in full force and effect (except as permitted under this Indenture) or any Guarantor shall deny or disaffirm its obligations under its Guarantee.

                  SECTION 6.02. Acceleration.

                  (a) If an Event of Default (other than an Event of Default specified in Section 6.01(vii) or (viii) above with respect to the Company or the Parent Guarantor) occurs and is continuing and has not been waived pursuant to Section 6.04, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default specified in Section 6.01(vii) or (viii) above occurs with respect to the Company or the Parent Guarantor, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Notes then outstanding will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) The Trustee shall, within 90 days after the occurrence of any Default or Event of Default actually known to it, give to the Holders notice of such Default; provided, that, except in the case of a Default or an Event of Default in the payment of principal of, or interest on, any Note, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

                  (c) The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. Waiver of Past Defaults.

                  Subject to Sections 2.09, 6.07 and 13.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive any existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in clauses (i) and (ii) of Section 6.01 or a Default in respect of any term or provision of the Notes or the Indenture that cannot be modified or amended without the consent of all Noteholders. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 6.05. Control by Majority.

                  Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further that this provision shall not affect the rights of the Trustee set forth in Section 7.01(d).

                  SECTION 6.06. Limitation on Suits.

                  A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

                  SECTION 6.07. Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section
4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company or any Guarantor (or any other obligor upon the Notes), any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of
Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.


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
                  SECTION 6.10. Priorities.

                  If the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07;

                  Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                  Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Fourth: to the Company or, to the extent the Trustee collects any amount pursuant to Article 11 hereof from any Guarantor, to such Guarantor, or to such party as a court of competent jurisdiction shall direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this
Section 6.10.

                  SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

                  SECTION 7.01. Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of
Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  (g) The Trustee shall, on the date hereof, enter into the Intercompany Agreement (substantially in the form of Exhibit F hereto), the Intercreditor Agreement (substantially in the form of Exhibit G hereto) and may enter into similar agreements in connection with the Revolving Credit Agreement or any other Revolving Credit Facility and the OI Assurance Agreement (substantially in the form of Exhibit H hereto).

                  SECTION 7.02. Rights of Trustee.

                  Subject to Section 7.01:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, or other evidences of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document unless the Trustee has reason to believe that such fact or matter is not true.

                  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 14.04 and 14.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, note, other evidences of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company or any Guarantor, to examine the books, records, and premises of the Company or any Guarantor, personally or by agent or attorney and to consult with the officers and representatives of the Company or any Guarantor, including the Company's accountants and attorneys of the Company or any Guarantor.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                  (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.


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
                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  SECTION 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or any Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer.

                  The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the payment date for an Asset Sale Offer, and except in the case of a failure to comply with
Article 5 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers determines in good faith that withholding the notice is in the interest of the Noteholders.

                  SECTION 7.06. Reports by Trustee to Holders.

                  (a) Within 60 days after each March 15, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

                  (b) A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).


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
                  SECTION 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

                  The Company and the Guarantors shall jointly and severally indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the acceptance, exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or 6.01(viii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger, Etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee


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
corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this
Article 7.

                  SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

                  SECTION 7.11. Preferential Collection of Claims Against
Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company and each Guarantor, as obligor on the Notes.

                  SECTION 7.12. Trustee's Application for Instructions from the Company.

                  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                  ARTICLE EIGHT

                        COLLATERAL AND SECURITY DOCUMENTS

                  SECTION 8.01. Security Documents.

                  (a) As general and continuing collateral security for the due repayment and satisfaction of all present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including without limitation, the Notes (including the Guarantees thereof) and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company, the Restricted Subsidiaries and the Parent Guarantor to the Trustee (including obligations under Section 7.07 hereof) and the Holders under this Indenture, each Security Document and the Notes (including the Guarantees thereof), the Company for all purposes, has entered into the Security Documents and granted a first priority security interest (subject to Permitted Liens) in the Collateral as security for the Notes and the Company and each Restricted Subsidiary will enter into any future Security Documents and will grant a first priority security interest (subject to Permitted Liens) with respect to Collateral acquired after the Issue Date as security for the Notes (or the relevant Subsidiary Guarantee) and the Parent Guarantor has entered into the Security Documents with respect to the Parent Guarantor Collateral and will grant a first priority security interest in any Capital Stock of the Company acquired after the Issue Date as security for the Parent Guarantee. In the event of any conflict between this Indenture and any other Security Document, this Indenture shall be controlling.

                  (b) The Company represents, covenants and agrees that it has, at all relevant times has had, and that it and its Restricted Subsidiaries shall at all times have, full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral, in the manner and form done in the Security Documents, or intended to be done, free and clear of all Liens, pledges, charges and encumbrances whatsoever (other than Permitted Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all persons whatsoever (except as to Permitted Liens), (ii) it and its Restricted Subsidiaries, as applicable, will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require or request, and (iii) it and its Restricted Subsidiaries, as applicable, will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assume and confirm to the Trustee the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and the Notes. The Company and each Restricted Subsidiary further covenants and agrees that each Security Document, as applicable, creates or will create, as the case may be, a valid first-ranking Lien (subject to Permitted Liens) on the Collateral subject thereto. The Parent Guarantor makes the foregoing representations, covenants and agreements with respect to the Parent Guarantor Collateral exclusive of any references to Permitted Liens.

                  SECTION 8.02. Recording.

                  Each of the Company, the Restricted Subsidiaries and the Parent Guarantor, as applicable, will cause, at the Company's expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order to preserve, protect and maintain the perfected first-ranking Liens (subject to Permitted Liens) of the Security Documents and all parts of the Collateral and the Parent Guarantor Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee. The Company will pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

                  The Company shall furnish to the Trustee by April 15 in each year beginning with the year 1998, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, (y) the Security Documents, and all supplemental indentures and amendments thereto, and (z) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien of each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the rights of the Holders and the Trustee hereunder, the rights of the Trustee under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

                  SECTION 8.03. Possession of the Collateral and the Collateral Account.

                  (a) Until the occurrence of an Event of Default, the Company or the relevant Restricted Subsidiary may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of the Security Documents. Until the occurrence of an Event of Default, the Parent Guarantor may possess, manage, operate and enjoy, as applicable, the Parent Guarantor Collateral in accordance with the terms of the Security Documents.

                  (b) Notwithstanding the foregoing, all amounts received by the Trustee for the release of any part of the Collateral (including Net Cash Proceeds in the case of an Asset Sale), all Condemnation Proceeds or Insurance Proceeds in respect of the Collateral received by the Trustee, and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture and any Security Document shall be held by the Trustee, as security for the obligations of the Company and the Restricted Subsidiary under this Indenture and the Security Documents until applied in accordance with the terms of this Indenture. Neither receipt by the Trustee, nor any application whatsoever by the Trustee of Net Cash Proceeds, Condemnation Proceeds or Insurance Proceeds, or other amounts under this subsection (b) shall operate as payment or novation of the indebtedness of the Company or the Restricted Subsidiaries under this Indenture or the Security Documents, or as a reduction of the mortgages, pledges and charges created under the Security Documents, notwithstanding any law, usage or custom to the contrary.

                  SECTION 8.04. Suits to Protect the Collateral.

                  The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral or the Parent Guarantor Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral or the Parent Guarantor Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.

                  SECTION 8.05. Release upon Termination of the Company's Obligations; Partial Release.

                  (a) In the event that the Company delivers an Officers' Certificate certifying that all obligations under this Indenture and the Notes have been satisfied and discharged by complying with the provisions of Sections 12.01, 12.02 and 12.03, the Trustee shall (i) to the extent the satisfaction and discharge of the Security Documents is given in accordance with Section 12.01,
12.02 and 12.03 deliver to the Holders a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in and to the Collateral and the Parent Guarantor Collateral and under this Indenture and the Security Documents (except for Section 10.07(e)), and, upon and after the receipt by the Holders of such notice, the Trustee shall not be deemed to hold any of the Collateral pursuant to this Indenture and the Security Documents on behalf of the Trustee for the benefit of the Holders; or (ii) otherwise disclaim and give up any and all rights it has in and to the Collateral and the Parent Guarantor Collateral, and any rights it has under any of the Security Documents, and the Trustee shall not be deemed to hold any of the Collateral or the Parent Guarantor Collateral for the benefit of the Holders.

                  (b) The release of any Collateral or Parent Guarantor Collateral from the terms hereof or from the terms of any of the Security Documents, or the release, in whole or in part, of the Lien created hereby or by any and all of the Security Documents, will not be deemed to impair the Lien described in Section 8.01 in contravention of the provisions of this Indenture if and to the extent the Collateral or Lien are released pursuant to, and in accordance with, the Security Documents and pursuant to, and in accordance with, the terms hereof. The Trustee and each of the Holders acknowledge that a release of any of the Collateral or any part of the Lien in accordance with the terms of any of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Lien in contravention of the terms of this Indenture. To the extent applicable, the Company shall comply and shall cause its Restricted Subsidiaries to comply with Section 314 of the TIA relating to the release of property or securities from the security interest in the Collateral. Any certificate or opinion required by Section 314 of the TIA shall be set forth in an Officer's Certificate, except in cases in which Section 314
(d) of the TIA requires that such certificate or opinion be made by an independent person. Upon receipt of an Officers' Certificate in connection with the satisfaction of the conditions set forth in Section 4.16 or 10.10, as applicable, with respect to an Asset Sale or the taking of any Collateral pursuant to a Condemnation, the Trustee shall release the relevant items of Collateral. The Parent Guarantor Collateral may be released upon receipt of an Officers' Certificate to the effect that the conditions set forth in Section 4.14(c) in connection with the sale thereof have been satisfied.

                  (c) So long as no Event of Default shall have occurred and be continuing or would result, the Company or the relevant Restricted Subsidiary may, without any prior release or consent by the Trustee, conduct ordinary course activities in respect of the Collateral which do not individually or in the aggregate adversely affect the value of the Collateral, including (i) selling or otherwise disposing of Collateral as permitted pursuant to clause (d) of the definition of Asset


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
Sale; (ii) abandoning, terminating, canceling, releasing or making alterations or substitutions of any Intangibles which constitute Collateral; (iii) surrendering or modifying any franchise, license or permit constituting Collateral; (iv) altering, repairing, replacing, changing the location or position of and adding to the structures, machinery, systems, equipment, fixtures and appurtenances; (v) demolishing, dismantling, tearing down or scrapping any Collateral or abandoning any thereof; (vi) granting a nonexclusive license of any intellectual property; and (vii) abandoning intellectual property which has become obsolete and is not used in the business.

                  (d) In the event that the Company or a Restricted Subsidiary has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of this Collateral in accordance with this
Section 8.05 and the other relevant provisions of the Indenture, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim, in each case to be prepared by the Company or such Restricted Subsidiary, of any interest in such property under this Indenture and the Security Documents, upon being satisfied that the Company or such Restricted Subsidiary, as the case may be, is selling, exchanging or otherwise disposing of the Collateral in accordance with this Section 8.05 and the other relevant provisions of this Indenture, the Trustee shall execute, acknowledge and deliver to the Company (in proper recordable or registrable form) such an instrument after the satisfaction of the conditions set forth herein. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of this Indenture and as constituting good and valid release of the property therein described from the Lien of this Indenture and the Security Documents. No purchaser or grantee of any property or rights purporting to be released herefrom and from the Security Documents shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

                  SECTION 8.06. Actions by the Trustee.

                  Subject to the provisions of the Security Documents and
Article 13, the Trustee may in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the obligations of the Company, the Parent Guarantor and the Subsidiary Guarantors under the Security Documents and this Indenture. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral or the Parent Guarantor Collateral by any act that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Collateral or the Parent Guarantor Collateral. No duty beyond that set forth in Section 7.01 is imposed on the Trustee pursuant to this Section 8.06.


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
                                  ARTICLE NINE

                               COLLATERAL ACCOUNT

                  SECTION 9.01. Collateral Account.

                  The Company hereby acknowledges the establishment of the Collateral Account. As collateral security for the due, full and prompt payment or performance when due of all of the Account-Related Obligations (as defined below), the Company hereby (and each Restricted Subsidiary by becoming a Guarantor) grants to the Trustee on behalf of the Holders a continuing first-ranking Lien (subject to Permitted Liens) upon and security interest in, and pledges and assigns to the Trustee on behalf of the Holders, all of the right, title and interest in and to the Collateral Account and all funds on deposit from time to time therein of the Company and each Restricted Subsidiary, together with all cash and non-cash proceeds and all investments made pursuant to Section 9.02(d), together with all proceeds thereof and interest, earnings and distributions with respect thereto, inclusive of all increments thereto (collectively, the "Account Collateral"), except for Account Collateral distributed in accordance with the terms of this Indenture, until the termination of the Collateral Account pursuant to the terms of this Indenture. "Account-Related Obligations" means all of the present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including, without limitation, the Notes and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company, the Restricted Subsidiaries and the Parent Guarantor to the Trustee (including obligations under Section
7.07 of this Indenture) and the Holders. From the date hereof and continuing until after satisfaction and discharge of this Indenture pursuant to Article 12 of this Indenture, the Collateral Account shall be maintained with and managed by the Trustee, and the Trustee shall act with respect thereto only in accordance with this Indenture.

                  SECTION 9.02. Terms of Collateral Account.

                  (a) (i) From the date hereof and up and to satisfaction and discharge of this Indenture pursuant to Article 12, there shall be established by the Company a Collateral Account with the Trustee in the name "Anchor Glass Container Corporation, subject to the lien and security interest in favor of The Bank of New York, as "Trustee" (or in the event a successor Trustee is appointed under this Indenture, a similar account shall be established consistently showing the name of such Trustee) which account shall be under the sole dominion and control of the Trustee acting in accordance with this Indenture.

                  (ii) The Company and its Restricted Subsidiaries shall have no right under the terms of the Collateral Account established pursuant to clause (i) above, so long as any Note is Outstanding or other payments are due under this Indenture, to withdraw or instruct any Person to withdraw on its behalf any money from the Collateral Account. No passbook, certificate of deposit or other similar instrument evidencing the Collateral Account shall be issued, and the Trustee shall retain all contracts, receipts and other papers governing or evidencing the Collateral Account. The Company shall deposit, or shall have deposited as required by this Indenture, from time to time into the Collateral


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
         Account all Net Cash Proceeds from any Asset Sale in the manner required by Section 4.16, as well as any Insurance Proceeds or Condemnation Proceeds received in respect of a Loss Event or of a Partial Loss in the manner required by Sections 4.16 or 10.10, as applicable. In addition, any income received by the Company, any Restricted Subsidiary or the Trustee with respect to the balance from time to time standing to the credit of the Collateral Account shall be deposited in the Collateral Account, and shall be applied to purchase Related Business Investment as provided for in Section 4.16 or 10.10, or applied to purchase Notes as provided for in Section 4.16, or applied to Restoration pursuant to Section 10.10 in the event of a Partial Loss. All right, title and interest in and to the Account Collateral shall vest in the Trustee, shall constitute part of the Collateral hereunder and shall not constitute payment of the obligations of the Company, any Restricted Subsidiary or the Parent Guarantor under the Indenture or any Security Document or under the Notes, whether principal, premium, interest (including Defaulted Interest, and whether or not accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, any Restricted Subsidiary or the Parent Guarantor ) or otherwise, until applied thereto as hereinafter provided. In the event that any amount is required to be deposited in the Collateral Account as aforesaid, the Company shall take such actions at its sole expense as shall be required to ensure that the Trustee has from the date of such deposit a first-ranking Lien and security interest (subject to Permitted Liens) on such deposit for the benefit of the Trustee and the Holders. Upon receipt by the Trustee of an appropriate Opinion of Counsel pursuant to Section 14.04 and in accordance with the TIA, the Company shall take such steps as shall be required to ensure that the Trustee has from the date of such deposit a first-ranking Lien (subject to Permitted Liens) on such deposit for its benefit and for the benefit of the Holders.

                  (iii) For so long as the Notes are Outstanding, the Trustee shall not exercise any right of set-off or recoupment or similar right that it may otherwise have against the Collateral Account to satisfy obligations of the Company, any Restricted Subsidiary or the Parent Guarantor to the Trustee (other than those obligations that may have arisen under the Security Documents and in respect of the Collateral).

                  (b) Except as otherwise provided in Section 4.16, 10.10 or subsection (c) of this Section 9.02, no amount (including interest on amounts on deposit in the Collateral Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from the Collateral Account.

                  (c) The balance from time to time standing to the credit of the Collateral Account shall be released by the Trustee and distributed to the Company or any other Person entitled thereto only as permitted under Sections
4.16 or 10.10; provided that the Trustee shall not distribute to the Company or such other Person any such funds at any time a Default or an Event of Default shall have occurred and is continuing. If immediately available cash on deposit in the Collateral Account is not sufficient to make any such permitted distribution, the Trustee shall liquidate as promptly as practicable Cash Equivalents as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of Sections 4.16 and 10.10 or this Section 9.02, such distribution shall not be made until such liquidation has taken place. In order


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
to obtain the release of amounts on deposit in the Collateral Account at the time of purchase of Notes pursuant to an Asset Sale Offer, the Company shall deliver to the Trustee an Officers' Certificate to the effect that (i) no Default or Event of Default exists or will result therefrom, (ii) such amounts constitute Net Cash Proceeds or Insurance Proceeds or Condemnation Proceeds relating to a Loss Event, (iii) the amounts to be withdrawn will concurrently be used to purchase Notes tendered pursuant to an Asset Sale Offer and (iv) all conditions in connection therewith have been complied with including the applicable provisions of Section 4.16. In order to obtain the release of amounts on deposit in the Collateral Account in order to purchase a Related Business Investment, the Company shall deliver to the Trustee an Officers' Certificate to the effect that (i) no Default or Event of Default exists or will result therefrom, (ii) such amounts constitute Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds, as the case may be, (iii) the amounts to be withdrawn will concurrently be used to make a Related Business Investment and (iv) all conditions in connection therewith have been complied with, including the applicable provisions of Section 4.16 in the case of an Asset Sale or Loss Event or Section 10.10 in the case of a Partial Loss. In order to obtain the release of amounts on deposit in the Collateral Account in order to purchase Notes in open market transactions, the Company shall deliver to the Trustee an Officers' Certificate to the effect that (i) no Default or Event of Default exists or will result therefrom, (ii) such amounts constitute Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds relating to a Loss Event, (iii) the amounts to be withdrawn will concurrently be used to purchase Notes in open market transactions and (iv) all conditions in connection therewith have been complied with, including the applicable provisions of Section 4.16. Withdrawal of amounts on deposit in the Collateral Account for purposes of Restoration is governed by
Section 10.10

                  (d) The Trustee shall invest from time to time amounts on deposit in the Collateral Account pursuant to written direction from two Officers of the Company delivered to the Trustee in Cash Equivalents maturing within 30 days from the date of acquisition thereof, or a longer period (not exceeding one year) if the Company certifies to the Trustee that the funds are set aside either: (x) to purchase or invest in Related Business Investments pursuant to Section 4.16 or 10.10 in the event of an Asset Sale, Casualty or Condemnation, respectively; (y) to purchase Notes to the extent permitted by
Section 4.16 in the case of an Asset Sale or Loss Event or (z) to Restore the relevant Collateral in accordance with Section 10.10(c). Such investments described above shall be held in the name of the Trustee and shall be under the sole dominion and control of the Trustee, pursuant to this Article 9, subject to the rights of the Trustee under Article 7. Each such investment shall be either:

                  (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Trustee (or, in the case of clause (2) of this sentence, in the name of the Depository or its nominee), which (1) are promptly upon acquisition delivered (together with any appropriate instruments of transfer) to, and held by, the Trustee or an agent thereof (which shall not be the Company or any of its Affiliates) in the State of New York or (2) held by or on behalf of the Depository or its nominee, and credited to a securities account of the Trustee maintained with the Depository; or

                  (ii) maintained in book-entry form on the records of a Federal Reserve Bank and registered in the name of the Trustee, as depositary, in a book-entry securities account


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
         maintained with respect to such investment with the Federal Reserve Bank in the Federal Reserve District in which the Corporate Trust Office is located. The Company shall bear the risk of any fees, taxes or other charges or realized losses incurred on such investments (or reinvestments or liquidations thereof), and if any such realized loss shall occur on a day when the Company would not be permitted pursuant to subsection (a) of this Section 9.02 to withdraw monies from the Collateral Account, the Company shall promptly remit an amount equal to the amount of any such loss to the Trustee for credit to the Collateral Account.

                  SECTION 9.03. Representations, Warranties and Covenants Specific to the Collateral Account.

                  The Company and each Subsidiary Guarantor represent, warrant and covenant that the Lien and security interest on the Account Collateral granted pursuant to Section 9.01 is and will remain (and the Company will make or cause its Restricted Subsidiaries to make, as applicable, all such future filings and take all such future actions as may be necessary or desirable in order to ensure that it remains) a legal, valid, binding and enforceable Lien and security interest, securing the Account-Related Obligations, ranking prior and superior to all other Liens thereon (other than Permitted Liens), and covenants that it shall take all necessary action to cause and maintain a perfected first-ranking Lien (subject to Permitted Liens) in such Collateral Account. The Company represents and warrants that as of the date hereof, all filings and other actions necessary or desirable for the purpose of registering notice of, perfecting and establishing the first-ranking of such Lien (subject to Permitted Liens) and security interest have been duly made or taken. The Company agrees that at any time upon the reasonable request of the Trustee, the Company and its Restricted Subsidiaries will, at the Company's sole expense, execute, acknowledge, deliver, record and/or file such documents or instruments in form reasonably satisfactory to the Trustee, and do such acts and things as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of such Lien and security interest or to further assure, evidence, preserve or protect the perfection, ranking or other benefits thereof.

                                   ARTICLE TEN

                  COVENANTS SPECIFIC TO THE COLLATERAL PROPERTY

                  SECTION 10.01. Good Title; Authority; Priority: Maintenance of
Title: Supplemental Indentures; Registration, Recording and Filing; Closing Documents.

                  (a) The Company represents, warrants and covenants that (i) it and its Restricted Subsidiaries, as applicable, are and will be the sole owner of, and have and will have good and indefeasible title in fee to (or in the case of Collateral Properties which constitute leasehold interests, valid leasehold interests with respect to) the real property comprising part of each Collateral Property, and it and its Restricted Subsidiaries , as applicable, has good title to the balance of each such Collateral Property, and are now lawfully seized and possessed of the Collateral subject to the Liens created by the Security Documents (and any Permitted Liens); (ii) it and each of its Restricted Subsidiaries, as applicable, has, will have and at all relevant times has had, good right and lawful authority to hypothecate, mortgage, pledge, assign, charge, cede and


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
transfer all of the Collateral as provided in the Security Documents; (iii) the Collateral is, and will be, free and clear of any Lien, except Permitted Liens;
(iv) each Security Document, as applicable, creates and constitutes, and will create and constitute a valid and enforceable uninterrupted and perfected first-ranking Lien (subject to Permitted Liens) on the Collateral; and (v) each representation and warranty contained in the Loan Agreement regarding the Collateral Properties was true and complete when made and is true and complete in all material respects on the date hereof.

                  (b) The Company hereby does and the Company and each of its Restricted Subsidiaries will forever warrant and defend the title (subject to Permitted Liens) to the Collateral against the claims and demands of all Persons whomsoever and fully and effectively maintain the security created by the applicable Security Documents. The Company further represents and warrants that each of the material contracts, leases and agreements described in the Security Documents is in full force and effect and no defaults, waivers or indulgences exist thereunder.

                  (c) The Company shall promptly after the execution thereof properly file or record, or cause the relevant Restricted Subsidiaries to property file or record, as applicable, the Security Documents in the appropriate public records, where the filing or registration thereof may be necessary or advisable, and shall as applicable, from time to time renew the same, if such renewal is necessary or advisable to maintain such security.

                  (d) Except as permitted by the Security Documents or this Indenture, the Company shall keep in effect, and shall cause its Restricted Subsidiaries to keep in effect, all material rights and appurtenances to or that constitute a part of the Collateral.

                  (e) The Company hereby acknowledges that the Security Documents include, without limitation, each of the Security Documents as defined in the Loan Agreement, including, without limitation, the mortgages, security agreements and UCC financing statements delivered by the Company to Bankers Trust Company, as agent, pursuant to the Loan Agreement. As a condition to the effectiveness of this Indenture, such Security Documents have been assigned to the Trustee.

                  SECTION 10.02. Further Documentation to Assure Lien: Fees and Expenses.

                  (a) The Company and each of its Restricted Subsidiaries shall, at the Company's sole cost and expense, promptly do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, charges, mortgages, assignments, notices of assignment, transfers and assurances which may be necessary or advisable from time to time to assure, perfect and maintain without interruption, convey, assign, transfer, hypothecate and confirm unto the Trustee the property and rights thereby conveyed, hypothecated or otherwise assigned, or which the Company hereunder or thereunder may be bound to convey, hypothecate or otherwise assign or cause to be assigned to the Trustee, or which may facilitate the performance of the terms of the first-ranking Lien (subject to Permitted Liens) and any other Liens created under applicable Security Documents, or the filing, registering or recording of such applicable Security Document. The Parent Guarantor makes the foregoing covenant in respect of the Parent Guarantor Collateral.

                  (b) The Company and its Restricted Subsidiaries, as applicable, shall promptly (i) deliver to the Trustee such supplemental agreements, documents or notices containing further descriptions of properties (including replacements and additions to the Collateral) mortgaged or intended to be mortgaged by the applicable Security Document, as may be necessary or advisable to give the Trustee valid and enforceable first-ranking Liens (subject to Permitted Liens) upon such properties as contemplated by the granting clauses or the charging provisions of such applicable Security Document, and (ii) cause at all times to be kept registered, recorded and filed the applicable Security Document, any and all supplemental trust deeds and instruments of hypothecation, mortgage, pledge, assignment, charge, cession and transfer or further assurance, any required financing and continuation statements and all other required papers in such manner and in such places as may be required by law, or which may be necessary or advisable, in order fully to perfect, preserve and protect the uninterrupted Liens (subject to Permitted Liens) of the applicable Security Document as a mortgage, pledge, assignment, charge, cession and transfer of immovables and movables and interest therein. The Company shall promptly pay or cause to be paid all taxes, fees and other charges in connection with such recording and/or filing.

                  (c) The Company and each of its Restricted Subsidiaries shall from time to time execute and do or cause to be executed and done all such assurances and things as may be necessary or desirable for facilitating the realization of the Collateral, for exercising all the powers, authorities and discretion conferred upon the Trustee under such Security Document and for confirming to any purchaser of any of the Collateral, whether held by the Trustee under the applicable Security Documents or by judicial proceedings, the title to the properties so sold, and that it shall give or cause to be given all notices and directions as may be necessary or desirable in connection therewith.

                  (d) If any Authority in any jurisdiction in which any of the Collateral Property is located or any political subdivision thereof (including a municipality) shall levy, assess or charge any tax, imposition or assessment upon the Security Documents relating to the obligations or the interest of the Trustee, in any of the Collateral (other than income, franchise or similar taxes imposed on the Trustee or on the Holders), the Company or the relevant Restricted Subsidiary shall pay all such taxes, assessments and impositions to, for or on account of the Trustee when due and payable and shall furnish promptly to the Trustee proof of such payment. Notwithstanding the foregoing, the Company or the relevant Restricted Subsidiary may contest such amount paid or payable in accordance with the procedures set forth in Section 10.06(d).

                  (e) The Company shall not acquire or lease, or permit any Restricted Subsidiary to acquire or lease, any real property unless (i) no Event of Default shall exist on the date the Company or such Restricted Subsidiary enters into any binding agreement for such acquisition or upon the closing of such acquisition, (ii) the real property or leasehold interest so acquired shall be free of Liens other than Permitted Liens, (iii) concurrently with the acquisition or lease (but only in the case of a ground lease) of any such real property, the Trustee shall receive, at the Company's expense, a recorded first priority mortgage and security agreement (or leasehold mortgage and security agreement in the case of leased property) with respect to such real property, satisfactory to the Trustee, and the Trustee shall also receive a Title Insurance Policy insuring such mortgage and security agreement as a first priority lien (subject to Permitted Liens) on such real property and a legal opinion with respect to such mortgage and security agreement reasonably satisfactory to the Trustee, and (iv) the Company or such Restricted Subsidiary shall execute and file UCC-1 statements, and enter into any additional Security Documents or required amendments to the Security Documents, as required to give the Trustee a first priority perfected security interest (subject to Permitted Liens) in the personal property constituting Collateral located on such real property.

                  (f) Notwithstanding anything to the contrary, none of the foregoing provisions shall require the Company or any Restricted Subsidiary to grant a security interest as security for the Notes in any leasehold interest held by the Company or any Restricted Subsidiary to the extent that the grant of such security interest would be prohibited under the applicable lease so long as
(a) such lease was not entered into in order to circumvent the obligations of the Company and the Restricted Subsidiaries under the Indenture and the Security Documents, (b) no Improvements or Equipment constituting Collateral are located on any premises subject to such lease and (c) no Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds were used in any part to acquire such leasehold interest.

                  SECTION 10.03. Impairment of Collateral.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) incur or suffer to exist any Lien upon any of the Collateral other than Permitted Liens, (ii) take any action or omit to take any action with respect to the Collateral that would or could be reasonably expected to have the result of adversely affecting, impairing or failing to maintain without interruption the security interests in the Collateral under this Indenture or the Security Documents, or (iii) grant any interest whatsoever (other than Permitted Liens) in any of the Collateral to any other Person (other than the Company or the Trustee), or suffer to exist any such interest.

                  SECTION 10.04. Obligations with Respect to Leases and Material Contracts.

                  (a) Without prejudice to Section 10.03 and subject to Section 4.18, if the Company or a Restricted Subsidiary shall be permitted to enter into any lease or sublease with respect to any of the Collateral Property, the Company or such Restricted Subsidiary shall not (i) execute any assignment of any such assigned lease or sublease or of the rents or any part thereof other than pursuant to the applicable Security Document, (ii) accept any prepayments of any installment of rents or other amounts to become due thereunder for a period exceeding one month (except for a security deposit), or (iii) enter into or modify any such assigned lease in any fashion which will (x) interfere in any material respect with the ordinary operation of such Collateral Property or (y) materially and adversely affect the value of such Collateral Property or the security provided by the applicable Security Document, without the prior written consent of the Trustee.

                  (b) The Company shall furnish to the Trustee annually on each May 15 a written statement in respect of any or all of the leases that include any of the Collateral Properties, setting forth the space occupied, if any, the portion of the Collateral Property demised thereby, the rentals or other amounts payable thereunder, and such other information as the Trustee may reasonably request (to the extent reasonably available to the Company).

                  (c) The Company shall notify the Trustee annually, within 90 days from the end of each of its fiscal years, of the existence of any and all leases or leasing contracts in respect of any part of the Collateral.

                  SECTION 10.05. Use and Configuration: Maintenance of Collateral Properties.

                  (a) The Company represents and warrants that (i) the Collateral Properties are served by all utilities required or necessary for the current use thereof, (ii) all streets necessary to serve the Collateral Properties are substantially completed and serviceable and have been dedicated and accepted as such by each governmental authority having jurisdiction and
(iii) the Company has access to the Collateral Properties from public roads or by way of recorded easements sufficient to allow the Company to conduct its business as conducted presently at such Collateral Properties.

                  (b) The Company and its Restricted Subsidiaries shall, at all times, make or cause to be made such expenditures by means of renewals, replacements, repairs, maintenance or otherwise as shall be necessary to maintain, preserve and keep the Collateral Properties in good working order, condition and repair (ordinary wear and tear excepted), in a state of good operating efficiency, and shall not commit any waste on or with respect to the Collateral Properties that has the effect of reducing materially the value of such Collateral or any other property of the Company or its Restricted Subsidiaries constituting Collateral.

                  (c) The Company and its Restricted Subsidiaries shall duly observe and conform to all covenants, terms and conditions under or upon which any part of the Collateral is held.

                  SECTION 10.06. Payment of Taxes. Assessments: Compliance with Law.

                  (a) Unless contested in accordance with the provisions of subsection (d) below (and subject to Section 4.18), the Company and its Restricted Subsidiaries shall pay and discharge, from time to time when the same shall become due, all immovable and other taxes, special assessments, levies, permits, inspection and license fees, all utility charges, including water and sewer rents and charges, and all other public charges, imposed upon or assessed against the Collateral or any part thereof or upon the revenues, rents, issues, income and profits of the Collateral or any part thereof, including, without limitation, those arising in respect of the occupancy, use or possession thereof.

                  (b) From and after the occurrence and during the continuance of an Event of Default, the Company and its Restricted Subsidiaries shall pay directly to the Trustee for deposit into the Collateral Account, on the first day of each month, an amount reasonably estimated by the Trustee to be equal to one-twelfth (1/12th) of the annual taxes, assessments and other items required to be discharged by the Company and its Restricted Subsidiaries under subsection
(a) above. Such amounts shall be held by the Trustee in the Collateral Account and (at the time that any payment is due pursuant to subsection (a) above) the Trustee shall release an amount to make such payment and to apply such amount to the payment that is due. If the amounts so deposited by the Company and its Restricted Subsidiaries into the Collateral Account under this subsection (b) prove insufficient to pay the amounts required to be discharged by the Company and its

Restricted Subsidiaries, then, upon demand, the Company and its Restricted Subsidiaries shall pay directly to the Trustee for deposit into the Collateral Account such additional amounts. In the event that the Notes become immediately due and payable upon maturity or acceleration, or the Collateral becomes enforceable otherwise, the Trustee may apply all or any part of the sums held pursuant to this subsection (b) to payment and performance of the Company's obligations in accordance with this Indenture and the applicable Security Document, until such time, if any, that such acceleration is rescinded in accordance with this Indenture.

                  (c) The Company currently has and shall maintain and cause its Restricted Subsidiaries to maintain in full force and effect all material Permits now or hereafter required by any Authority (including, without limitation, building ordinances and codes and zoning requirements to operate or use and occupy the Collateral Properties for their intended uses or that otherwise relate to the Collateral Property). Unless contested in accordance with the provisions of subsection (d) below, the Company shall comply and cause its Restricted Subsidiaries to comply promptly in all respects with all requirements set forth in the permits and all requirements of any law, ordinance, rule, regulation or requirement of any Authority related to all or any part of the Collateral or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, except in such cases where such noncompliance would not have a material adverse effect on the condition, use, operation or value of the relevant Collateral. The Company shall not initiate or consent to any change in the zoning or any other permitted use classification of any Collateral Property which could reasonably be expected to have a material adverse effect on the Lien under the applicable Security Document or the value of any Collateral Property.

                  (d) The Company may at its own expense contest the amount or applicability of any of the obligations described in subsections (a) and (c) above by appropriate legal proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Collateral or any part thereof to satisfy the same; provided, however, that in connection with such contest, the Company shall (i) have made provision for the payment of such contested amount on the Company's books if and to the extent required by GAAP or
(ii) pay directly to the Trustee for deposit into the Collateral Account a sum sufficient to pay and discharge such obligation and all interest and penalties related thereto, which amounts shall be released for concurrent payment of such obligations upon receipt by the Trustee of an Officers' Certificate. Notwithstanding the foregoing provisions of this subsection (d), (1) no contest of any such obligations may be pursued by the Company if such contest would (y) expose the Trustee or any Holder to any criminal liability or any additional civil liability for failure to comply with such obligations, or (z) have a material adverse effect on the Collateral and (2) if at any time payment of any obligation imposed upon the Company shall become necessary to prevent the delivery of a sale conveying the Collateral or any portion thereof because of nonpayment, the Company shall pay the same in sufficient time to prevent the delivery of such sale by any Authority.

                  SECTION 10.07. Environmental Matters.

                  (a) The Company (i) shall be, and shall cause its Restricted Subsidiaries to be, at all times in compliance in all material respects with all applicable Environmental Laws and (ii)


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shall ensure, and shall cause its Restricted Subsidiaries to ensure, that the condition of all property forming part of the Collateral is in compliance in all material respects with Environmental Laws.

                  (b) The Company shall, and shall cause its Restricted Subsidiaries to, promptly provide notice to the Trustee of any written notice received to the effect that any of them is or may reasonably be likely to become liable to any Person or Authority in an amount in excess of one million dollars ($1,000,000) as a result of: (i) any violation or alleged violation by any of them of any Environmental Laws, (ii) any administrative or judicial complaint or order filed against any of them alleging a violation of any Environmental Laws,
(iii) any breach or alleged breach of any environmental certificate, approval or permit relating to the installations or operations at the Collateral Properties, or (iv) any liability arising out of the Release or threatened Release of any Contaminant into the Environment or for any damages resulting from such Release.

                  (c) Upon reasonable request and at reasonable intervals, the Company shall, and shall cause its Restricted Subsidiaries to, provide the Trustee with updated information concerning any matter for which notice is provided under subparagraph (b) above. In addition, the Company shall, and shall cause its Restricted Subsidiaries to, submit to the Trustee an annual report ("Environmental Report") providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice required pursuant to subparagraph (b), above.

                  In the event the Company or the Restricted Subsidiaries receives any written notice from any Authority, or if there is a change in Environmental Laws, either of which is reasonably likely to give rise to a Material Adverse Effect on any Collateral Property, the Company shall undertake an environmental assessment, evaluating potential costs to correct or meet such change in law, using qualified engineers or environmental consultants, for any property affected by such notice or change in law and forming part of the Collateral, which assessments shall be treated as confidential by the Trustee.

                  (d) The Company shall, and shall cause its Restricted Subsidiaries to, diligently undertake any Remedial Action required under Environmental Laws in the event of (i) any violation of any Environmental Laws,
(ii) any Release of any Contaminant on any property forming part of the Collateral or owned by the Company or its Restricted Subsidiaries or (iii) any other Release or threatened Release of a Contaminant into the Environment occurring in the course of the operations of the Company or its Restricted Subsidiaries or originating from said property; provided, however, that the Company and its Restricted Subsidiaries shall have no obligations under this subparagraph (d) to the extent any of them is diligently prosecuting a defense or other legal challenge to any alleged liability or requirement for Remedial Action.

                  (e) The Company hereby undertakes, to the extent permitted by applicable law, to indemnify the Holders, as well as the Trustee, their officers, directors, employees, agents and shareholders, and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, reasonable costs, expenses and claims of any and every kind whatsoever, arising out of or related to:


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                  (i) defending and/or counter-claiming or claiming over against third parties in respect of any environmental action or matter relating to any property that forms part of the Collateral, and

                  (ii) any cost, liability or damage arising out of the disposition or settlement of any environmental action entered into by the Trustee relating to any property that forms part of the Collateral, and which at any time or from time to time may be paid or incurred by, or asserted against the Trustee for, with respect to or as a direct or indirect result of (a) the presence in contravention of any Environmental Law (or any governmental directive given to the Company or any of its Restricted Subsidiaries) on or under, or the Release from any property that forms part of the Collateral, or any other property owned or occupied by the Company or any of its Restricted Subsidiaries, of any Contaminant into the Environment and (b) a failure on the part of the Company or its Restricted Subsidiaries to comply with any Environmental Laws.

                  The provisions of any undertakings and indemnifications set out in this Section 10.07 shall survive the satisfaction of the Company's obligations under the Notes, and its release from all other obligations under this Indenture and the Security Documents. Notwithstanding the foregoing, the indemnity provided by the Company and its Restricted Subsidiaries pursuant to this Section 10.07(e) shall not apply to any liabilities or costs arising out of the gross negligence, willful misconduct or bad faith of the Trustee.

                  SECTION 10.08. Condemnation.

                  If there shall occur any Condemnation or commencement of proceedings thereof that constitutes a Loss Event or that affects Collateral that has a fair market value exceeding two hundred and fifty thousand dollars ($250,000), the Company shall immediately notify the Trustee upon receiving notice of such Condemnation or commencement of proceedings therefor. Any such Condemnation Proceeds are hereby assigned to the Trustee and shall be deposited directly into the Collateral Account to be held subject to the terms of this Indenture and the applicable Security Documents, provided that, so long as no Event of Default has occurred and is continuing, such Condemnation Proceeds need not be so deposited unless either (i) such Condemnation constitutes a Loss Event, or (ii) such Condemnation Proceeds exceed five hundred thousand dollars ($500,000). The Company shall take all steps necessary to notify the condemning authority of such assignment.

                  SECTION 10.09. Required Insurance Policies.

                  The Company shall maintain in full force the insurance coverages in respect of the Collateral required by this Section 10.09 as follows:

                  (A) Policies to be Maintained:

                  The Company shall take out and maintain at all times the following policies of insurance relating to the Collateral Properties and their operation with financially sound and reputable insurers:


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
                  (1) "All Risks" Property Insurance: Property insurance on an "all risks" basis against physical loss of, damage to or impairment of the material improvements, machinery and equipment by fire and other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, broad form property damage), riot and civil commotion, vandalism and malicious mischief (as well as burglary and theft if not covered by a separate insurance policy, and wind storm insurance with respect to Collateral Properties located on the ocean coast), on the "All Risk" or "Special" form, including coverage of the risks of earthquake and flood (with respect to Collateral Properties located in an area having special flood hazards and in which flood insurance has been made available under the national Flood Insurance Act of 1968 (and any amendment or successor act thereto)). All such insurance shall be for not less than full replacement cost value without deduction for physical depreciation, with limits and sublimits, if any, consistent with Subsection (B) below. The policy will apply in connection with construction, renovation, replacement and expansion.

                  (2) Business Interruption Insurance: Business interruption insurance in an aggregate annual amount of $285.0 million written on a gross earnings form to cover the actual loss sustained, including loss of earnings, fixed costs and debt service, resulting from interruption of business operations due to physical loss of, damage to or impairment of any material improvements, machinery and equipment.

                  (3) Boiler and Machinery Insurance: Comprehensive broad form boiler and machinery insurance to cover physical loss or damage, which insurance shall be for not less than full replacement cost value, with limits and sublimits, if any, consistent with Subsection (B) below.

                  (4) Comprehensive General Liability Insurance:

                  Comprehensive general liability insurance to cover all sums which the Company or its Restricted Subsidiaries shall become obligated containing minimum limits per occurrence of Five Million Dollars ($5,000,000) to pay by reason of liability imposed by law upon the insured or assumed by the insured under any contract for damages because of bodily injury or property damage, including in connection with any construction. Such insurance shall include the policy extensions commonly referred to as:

                  (i)      Blanket written and oral contractual liability;

                  (ii)     Owner's and contractor's protective liability;

                  (iii)    Personal injury liability;

                  (iv)     Employer's liability;

                  (v)      Property damage on a broad form basis;

                  (vi)     Non-owned automobile liability;


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
                  (vii)    Non-owned watercraft liability;

                  (viii) Named peril pollution liability, including legal liability for any evacuation; and

                  (ix)     Products and completed operations liability.

                  (5) Automobile Liability Insurance: Automobile liability insurance on all vehicles owned, leased, hired, operated or licensed by or in the name of the Company for bodily injury, death or property damage, including loss of use thereof.

                  (6) Umbrella Liability Insurance. Excess or umbrella liability insurance in respect of the insurance required by paragraphs (4) and
         (5) of this Subsection 10.09(A) in the aggregate in excess of the underlying limits of the policies taken out pursuant to said paragraphs
         (4) and (5).

                  (B) Deductibles and Multiple Insureds:

                  Deductibles, limits and sublimits in connection with any insurance policies required under this Section 10.09 whose amounts are not otherwise provided herein shall be for such amounts as would be purchased by a prudent Person engaged in the business of the Company and similarly situated with the Company. If any such policies insure others as well as the Company, it will contain a cross-liability or severability of interests clause.

                  (C) Other Policies to be Maintained:

                  Notwithstanding anything contained in this Section 10.09, the Company shall take and maintain all such other insurance policies as may be required from time to time by any applicable statute, regulation, decree or court order. Moreover, the Company shall obtain such additional insurance from time to time as may be advisable in accordance with industry practice or to compensate for the effects of inflation.

                  If any insurance required to be maintained by the Company under this Section 10.09 is not available on a commercially reasonable basis as a result of changes in the insurance market occurring after the date hereof, the Company may so advise the Trustee, and the Company shall procure such insurance most closely approximating the required insurance which is not available at commercially reasonable rates as determined by a Person qualified to survey risks and to recommend insurance coverage for companies in the business in which the Company is engaged that is not an employee, officer or director or Affiliate of the Company or any of its Affiliates selected by the Company (an "Independent Insurance Expert"), as specified in a certificate of such Independent Insurance Expert delivered to the Trustee, provided that this provision shall not relieve the Company of the obligation of maintaining the insurance as required in
Section 10.09 (A) (1), (2) or (3).


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
                  (D) Policy Requirements:

                  (1) Parties Protected. The interest of the Trustee under this Indenture and as mortgagee and secured creditor in the Collateral under the Security Documents shall be noted as loss payee upon all property policies taken out by the Company relating to the Collateral, whether or not required by this Section 10.09. Each of the said policies will contain a mortgage clause and a breach of conditions endorsement or extension, in form and substance customary in the industry. The interests of other hypothecary creditors may also be noted upon property policies or protected by a mortgage clause, provided that their encumbrances relate to property other than the Collateral.

                  Each of the said policies will contain a waiver of subrogation by the insurer against the Trustee and against the other hypothecary creditors whose interests are noted, and all of their directors, officers and employees.

                  Each policy of insurance referred to in paragraphs (A) (1),
         (2), (3) and (4) shall provide for automatic assignment to the Trustee and coverage for a minimum of sixty days, regardless of the policy expiration date, after the Trustee shall have taken possession or become owner of the material improvements, machinery and/or equipment. Each liability policy written on a claims made basis shall provide that if it remains in force at the time the Security Documents are discharged, the claims reporting period will be continued for one year after the expiration date of the policy.

                  The Trustee shall be named as additional insureds under all liability policies taken out by the Company relating to the Collateral, including, without limitation, those referred to in paragraphs (A) (4) and (6).

                  (2) Notice Requirements in Policies: All insurance policies shall provide for sixty days' prior written notice of cancellation, termination or material change to the Trustee and the other hypothecary creditors whose interests are noted.

                  (3) Insurer Form of Policy: All insurance policies required by this Indenture and the Security Documents shall be taken out with reputable insurers which are rated A:V or better as to claims paying ability by A.M. Best and which are licensed to do business as required. All such policies shall be in form acceptable to an Independent Insurance Expert, as evidenced with respect to each policy by a certificate of such Independent Insurance Expert to such effect delivered to the Trustee on or before the renewal date for such policy.

                  All insurance shall provide primary coverage for the risks insured, without right of contribution of any other insurance carried by or on behalf of the Trustee with respect to its interest in the material improvements, machinery and equipment.

                  All insurance shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements,


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


         with the exception of insurers limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

                  (4) No Co-insurance: No property policies shall permit co-insurance.

                  (E)   Company's Obligations Concerning Insurance:

                  (1) Payment of Premiums: The Company will pay punctually all premiums payable for all insurance taken out and maintained by it and will promptly furnish the Trustee with proof of such payment.

                  (2) Delivery of Policies. Renewals and Amendments: The Company shall promptly deliver to the Trustee copies of all certificates and policies of insurance taken out by it, certified by the insurer or its authorized representative in each case. The Company shall also provide evidence (which may include cover notes or binders) of every renewal or replacement of a policy at least ten days prior to its expiration date. If any policy is materially and adversely amended the Company shall promptly provide the Trustee with a certified copy of such amendment.

                  (3) Annual Certificate of Insurance: The Company will on or before the renewal date of each policy in each year deliver to the Trustee certificates of insurance issued by each of its insurers, in form and substance satisfactory to the Trustee, certifying which policies of insurance have been obtained or renewed and listing all policies in force. In addition, the Company shall deliver a certificate stating the following in respect of each such policy:

                  (i)   the policy limits;

                  (ii) the insurance companies or underwriters carrying the insurance;

                  (iii) the effective and expiration dates of the policy; and

                  (iv)  that the policy complies with the provisions of Section
         10.09 (D).

                  (4) Compliance with Policy Requirements: The Company shall comply with all material requirements of all policies of insurance and in particular will promptly inform each of its insurers of all material events and matters which it is necessary to disclose to such insurer to preserve or obtain coverage. Without limiting the generality of the foregoing, the Company shall not in its use and occupancy of the Collateral Properties (including, without limitation, in the making of any alteration thereto) take any action that could reasonably be expected to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Indenture or that could reasonably be expected to be the basis for a defense to any claim under any insurance policy maintained in respect of the Collateral.

                  (5) Amount of Coverage: Wherever the Company is required to maintain insurance coverage for full replacement cost value or for full indemnity, it shall make due


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


         allowance for the anticipated effect of inflation or increases in costs, expenditures or revenues, as may be reasonably foreseeable.

                  (6) Notification of Trustee and Filing of Proofs of Claim: In the event of any Loss Event or Partial Loss with respect to any Collateral in excess of two hundred and fifty thousand dollars ($250,000) in the reasonable estimation of the Company, the Company shall notify the Trustee and any other hypothecary creditor whose interest is noted of such occurrence within thirty days of the date of the occurrence and shall do or cause to be done all such acts and things as may be necessary or advisable to obtain prompt payment of all insurance proceeds in relation thereto in accordance with the terms hereof, including (without limitation) the timely filing of interim and final proofs of loss with insurers subject, however, to the provisions of Section 10.10.

                  (F) No Obligation on Trustee:

                  The Trustee makes no representation or warranty as to the sufficiency or adequacy of the insurance coverage required to be maintained pursuant to this Section 10.09. The Trustee shall have no obligation to verify any information or statement contained in any certificate or policy delivered to it.

                  SECTION 10.10. Withdrawal of Condemnation Proceeds and Insurance Proceeds.

                  (a) In the event of any Loss Event or Partial Loss (unless, in the case of a Partial Loss, (i) no Event of Default has occurred and is continuing, and (ii) the Insurance Proceeds or Condemnation Proceeds therefrom do not exceed five hundred thousand dollars ($500,000)), (1) the Insurance Proceeds or Condemnation Proceeds therefrom shall be paid directly to the Trustee for deposit in the Collateral Account, and (2) the Company shall take such actions, at its sole expense, as are necessary to ensure that the Trustee has from the date of such deposit a first-ranking Lien (subject to Permitted Liens) on such Insurance Proceeds or Condemnation Proceeds pursuant to the applicable Security Document or this Indenture. The Company or the relevant Restricted Subsidiary shall apply all such Insurance Proceeds or Condemnation Proceeds, other than those resulting from Loss Events, to commencement and completion of Restoration of the Collateral affected by the relevant Casualty or Condemnation. The Company or the relevant Restricted Subsidiary shall apply all such Insurance Proceeds or Condemnation Proceeds resulting from Loss Events in accordance with Section 4.16(b).

                  (b) In connection with any Partial Loss, the Company shall take such actions, at its sole expense, as are necessary to permit the Trustee to release such Insurance or Condemnation Proceeds from the Lien thereon in accordance herewith. Upon the receipt of an appropriate Opinion of Counsel in accordance with this Indenture and the TIA (if applicable), and any related documentation, the Trustee shall release to the Company the Insurance Proceeds or Condemnation Proceeds from such Casualty or Condemnation on deposit in the Collateral Account (less the cost of recovering and paying out such Insurance Proceeds or Condemnation Proceeds, including attorneys' fees, expenses and costs allocable to inspecting the Work (as defined below) and the plans and specifications therefor) in order to enable the Company to


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


Restore the relevant Collateral to at least its general utility and value prior to the relevant Casualty or Condemnation, only in accordance with the following procedures:

                  (1) if the cost of the work to be completed (the "Work"), estimated by the Company, shall exceed two million dollars ($2,000,000), the Work shall be under the charge of an architect, engineer or construction manager (who may be an employee of the Company) and, before the Company commences any Work, other than temporary Work to protect property to prevent interference with business and Restoration work, an independent consulting engineer selected by the Company shall have approved the plans and specifications for the Work; it being nevertheless understood that said plans and specifications shall provide for such Work that, upon completion thereof, the improvements shall be at least equal in general utility and value to the Improvements that were on the site prior to the Condemnation or Casualty;

                  (2) each request for payment shall be made on no less than 10 nor more than 30 days' prior notice to the Trustee and shall be accompanied by a certificate to be made by such architect, engineer or construction manager, if supervision is required by such a person under clause (1) of this Section 10.10(b), and by an Officers' Certificate, stating (i) that all of the Work completed has been done substantially in compliance with the approved plans and specifications, if any is required under said clause (1), (ii) that the sum requested is required to pay, or to reimburse the Company for the cost incurred in connection with, such Work (giving a brief description of the services and materials provided in connection with such Work), (iii) that the sum requested, when added to all proceeds previously paid out by the Trustee, does not exceed the value of the Work done (including downpayments made to suppliers related to the Work in accordance with customary practice) as of the date of such certificate (less any retainer set forth in the relevant construction contract, if applicable, which shall contain customary provisions) and (iv) that the amount of Insurance Proceeds or Condemnation Proceeds, as the case may be, from the relevant Casualty or Condemnation remaining in the Collateral Account, together with the Insurance Proceeds or Condemnation Proceeds which will thereafter become available in connection therewith (together with any funds of the Company other than Condemnation Proceeds or Insurance Proceeds deposited by the Company in the Collateral Account for purposes of completion of such Work), will at all times be sufficient to complete the Restoration (giving in reasonable detail an estimate of the cost of such completion);

                  (3) each request shall be accompanied by waivers of Liens (conditional as to the current request and unconditional as to prior requests) covering that part of the Work for which payment or reimbursement is being requested and by appropriate evidence that there has not been filed with respect to the Collateral Property any mechanic's or other Lien or instrument for the retention of title in respect of any part of the Work not discharged of record (other than Permitted Liens);

                  (4) any Work shall, once commenced, be prosecuted diligently to completion in a good and workmanlike manner in material compliance with all applicable Legal Requirements;

                  (5) each request shall be accompanied by an Officers' Certificate dated not more than 10 days prior to the date of such request to the effect that no Default or Event of Default shall have occurred and be continuing;

                  (6) the request for any payment after the Work has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the relevant Collateral Property legal;

                  (7) the buildings, equipment or other improvements or fixtures covered by the Work shall be subject to the Lien of and security interest created by the Security Documents (subject only to Permitted Liens) and the Trustee shall have received an Opinion of Counsel satisfactory to it to this effect;

                  (8) each request shall be accompanied by the documentation required under Section 314(d) of the TIA; and

                  (9) during the performance of any such Work, the Company shall procure and maintain the insurance coverages required under Section
         10.09 hereof, including business interruption insurance covering the entire period of Restoration.

                  (c) All Restoration shall be completed within 270 days from the receipt of the Insurance Proceeds or Condemnation Proceeds from the relevant Casualty or Condemnation.

                  (d) In the event that any Condemnation Proceeds or Insurance Proceeds, as the case may be, remain on deposit in the Collateral Account following payment of all costs in connection with the Restoration of a Collateral Property to substantially its prior value and general utility, such funds shall remain on deposit in the Collateral Account and will be made available by the Trustee to the Company from time to time for Related Business Investments which shall constitute additional Collateral and shall be made subject to a first-ranking Lien of the Trustee (subject to Permitted Liens) in accordance with substantially the same procedures as those set forth in Section 4.16, provided, that any amounts on deposit in respect of Collateral owned or held by the Company may be applied only to Related Business Investments owned or held by the Company. In the event that any funds of the Company other than Insurance Proceeds or Condemnation Proceeds deposited by the Company in the Collateral Account for purposes of completing the relevant Work in accordance with this Section 10.10 remain at such time, such funds shall be returned to the Company. In the event that, following a Partial Loss resulting from a Condemnation, it is determined by the engineering firm engaged pursuant to
Section 10.10(b)(1) that Restoration of the relevant Collateral Property is impossible or impracticable or that the Condemnation did not materially and adversely affect the then current or anticipated operations of the Collateral Property, the Condemnation Proceeds may be used in their entirety to purchase or otherwise invest in Related Business Investments, in accordance with substantially the same procedures set forth in Section 4.16.

                  (e) Event of Default: If an Event of Default has occurred and is continuing under this Indenture, the Notes or any Security Document, the Trustee may, notwithstanding anything herein contained, apply any Insurance Proceeds, Condemnation Proceeds, proceeds from business


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


interruption insurance deposited in the Collateral Account pursuant hereto, or any amounts held by it or held in the Collateral Account, to the satisfaction of the obligations of the Company and the Subsidiary Guarantee under this Indenture and the Notes. If an event has occurred which, with the passage of time after notice, may become an Event of Default, the Trustee shall be entitled to hold any such proceeds or amounts pending expiration of the notice period.

                  SECTION 10.11.  Inspection.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, permit authorized representatives of the Trustee (i) to inspect and obtain copies of all records and documents relating to the properties of the Company or its Subsidiaries constituting Collateral in the possession of any federal, state or municipal authorities and shall sign or cause to be signed any documents required for this purpose, and (ii) to visit and inspect the properties of the Company or its Restricted Subsidiaries constituting Collateral, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

                                 ARTICLE ELEVEN

                               GUARANTEE OF NOTES

                  SECTION 11.01.  Guarantee.

                  (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Noteholder of a Note now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Note, and (ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.07 hereof) and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Note and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in Section 11.04 hereof. Each Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, the recovery of any judgment against the Company, any action to enforce the same, by the Noteholders or the Trustee, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives


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diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

                  (b) Each Guarantor further agrees that this Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Noteholder or the Trustee to any Note held for payment of the Guaranteed Obligations.

                  (c) Each Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Noteholders or the Trustee in respect of any Guaranteed Obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Noteholders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Article 11.

                  (d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Article 11.

                  (e) The Guarantee set forth in this Article 11 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

                  (f) Each Subsidiary Guarantee is secured by a first priority security interest (subject to Permitted Liens) in the Collateral owned or held by the relevant Subsidiary Guarantee and the Parent Guarantee is secured by a first priority security interest in the Parent Guarantor Collateral.

                  SECTION 11.02.  Guarantee Unconditional, etc.

                  Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Note; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar


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proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note; the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, any Noteholder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Note or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Noteholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Subject to Section 11.05, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the company, protest, notice and all demand whatsoever and covenants that this Guarantee will not be discharged except by the complete performance of the obligations contained in the Notes, this Indenture and in this Article 11. Each Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 11, to the extent therefore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

                  SECTION 11.03. Limitation of Subsidiary Guarantor's Liability.

                  Each Subsidiary Guarantor and by its acceptance hereof each Noteholder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Noteholders and each Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.05 hereof, will result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance under applicable law.


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                  SECTION 11.04.  Contribution.

                  In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor), determined in accordance with GAAP, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee.

                  SECTION 11.05.  Release.

                  Upon the sale or disposition of all of the Equity Interests of a Subsidiary Guarantor to an entity which is not the Company, the Parent Guarantor or a Restricted Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture without any further action required on the part of the Trustee or any Noteholder; provided, however, that any such termination shall occur if and only to the extent that all Obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other Note interests which secure, Indebtedness of the Company and the other Guarantors shall also terminate upon such release, sale or transfer; provided further, that without limiting the foregoing, any proceeds received by the Company or any Restricted Subsidiary of the Company from such transaction shall be applied as provided in Section 4.16. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.05. Any Guarantor not released in accordance with the first sentence of this Section 11.05 remains liable for the full amount of principal, premium, if any, and interest on the Notes as provided in this
Article 11.

                  SECTION 11.06.  Additional Guarantors.

                  Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including, without limitation, the representations and warranties in this Article 11 and Articles 8, 9, and 10) of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Guarantee of each Person described in this Section 11.06 shall apply to all Notes whether executed, delivered and authenticated on, before or after the date such Person became a Guarantor.


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                  SECTION 11.07. Guarantors May Consolidate, Etc., On Certain
Terms.

                  (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                  (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 11.06 and 11.07(a), (x) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, or (ii) such transaction does not violate any covenants set forth in this Indenture, and (y) (i) the respective transaction is treated as an Asset Sale for purposes of Section 4.16 hereof or
(ii) if the surviving corporation is not the Subsidiary Guarantor, each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this
Article 11, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to, and be substituted for, the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

                  SECTION 11.08. Successors and Assigns.

                  This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.09. Waiver of Stay, Extension or Usury Laws.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each


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such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 12.01. Termination of the Company's Obligations.

                  The Indenture (and all Liens on Collateral or Parent Guarantor Collateral granted in connection with the issuance of the Notes) will be discharged and will cease to be of further effect (except as to surviving rights, or registration of transfer or exchange of the Notes, as expressly provided for below) as to all outstanding Notes when:

                  (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company thereafter has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof;

                  (b) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                  (c) the Company shall have paid all other sums payable by it hereunder or under the Notes; and

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Revolving Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.


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


                  Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 12.05 and
12.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 12.05 and 12.06 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  SECTION 12.02.  Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
(b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 12.03.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 12.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in
Section 12.04 hereof, and as more fully set forth in such Section 12.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article 12. Subject to compliance with this Article 12, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) hereof.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 12.03 hereof, be released from its obligations under the covenants contained in Sections 4.04, 4.05, 4.06, 4.07, 4.08 and 4.10 through 4.21 and Articles 5, 8, 9 and 10 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(iii), 6.01(iv), 6.01(v) and 6.01(ix) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 12.03. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 12.02(b) or 12.02(c) hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (a)(1) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, or (2) a ruling to such effect from, or published by, the Internal Revenue Service and (B) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder;

                  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence) or with regard to any such events specified in Sections 6.01(vii) and 6.01(viii), at any time in the period ending on the 91st day after the date of deposit;

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                  (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                  (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (ix) the Trustee shall have, for the benefit of the Holders, a perfected first priority security interest under applicable law in the U.S. dollars or U.S. Government Obligations deposited pursuant to
         Section 12.03(i) above.

                  SECTION 12.04.  Application of Trust Money.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article 8, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 12.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal


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


Tender or U.S. Government Obligations held by it as provided in Section 12.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 12.05.  Repayment to the Company.

                  Subject to this Article 12, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

                  SECTION 12.06.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article 12 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with
Article 8; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

               AMENDMENTS AND SUPPLEMENTS TO THE INDENTURE, NOTES
                             AND SECURITY DOCUMENTS

                  SECTION 13.01.  Without Consent of Holders.

                  The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement in form satisfactory to the Trustee this Indenture, the Notes or any of the Security Documents without notice to or consent of any Noteholder:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                  (2)   to comply with Article 5;

                  (3) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (4) to make any change that would provide any additional benefit or rights to the Noteholders or that does not adversely affect the rights of any Noteholder; or

                  (5) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 13.01.

                  SECTION 13.02.  With Consent of Holders.

                  (a) Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or any Security Document without notice to any other Noteholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, the Notes or any Security Document without notice to any other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, shall, without the consent of each Holder of each Note affected thereby, directly or indirectly:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment;

                  (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

                  (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                  (iv) make any Notes payable in money other than that stated in the Notes;

                  (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default;

                  (vi) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer (including amending, modifying or changing the definition of Change of Control), or, after the Company's obligation to purchase the Notes arises thereunder, an Asset Sale Offer or waive any default in the provisions thereof or modify any of the provisions or definitions with respect to any Asset Sale Offer;

                  (vii)  adversely affect the ranking of Notes or any Guarantee;
         or

                  (viii) permit the creation of any Lien on the Collateral or any part thereof (other than the Lien of the Indenture and the Security Documents and any other Liens expressly permitted by the Security Documents), or terminate the Lien of this Indenture and the Security Documents as to the Collateral or any part thereof or deprive the Holders of the Notes of the security afforded by the Lien of this Indenture and the Security Documents or any part thereof, except as set forth under Section 4.18 and Section 8.05.

                  (b)    After an amendment, supplement or waiver under this
Section 13.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 13.03. Execution of Supplemental Indentures and Amendments to Security Documents.

                  The Trustee shall sign any supplemental indenture or any amendment to any Security Document authorized pursuant to this Article 13, subject to the last sentence of this Section 13.03. In executing, or accepting the additional trusts created by, any supplemental indenture or any amendment to any Security Document permitted by this Article 13 or the modifications thereby of the trusts created by this Indenture and the Security Documents, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture or the Security Documents, respectively. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment which affects the Trustee's own rights, duties or immunities under this Indenture and the Security Documents or otherwise.

                  SECTION 13.04. Effect of Supplemental Indentures and Amendments to Security Documents.

                  Upon the execution of any supplemental indenture or any amendment to any Security Document under this Article, this Indenture or such Security Document, as the case may be, shall be modified in accordance therewith, and such supplemental indenture or amendment shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 13.05. Reference in Notes to Supplemental Indentures.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 13 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for Outstanding Notes.

                  SECTION 13.06. Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

                  SECTION 13.07. Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (viii) of Section 13.02(a) or 13.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                  SECTION 13.08.  Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

                                ARTICLE FOURTEEN

                                  MISCELLANEOUS

                  SECTION 14.01.  TIA Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 14.02.  Notices.

                  (a) Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company or any of the Guarantors:

                  Anchor Glass Container Corporation
                  One Anchor Plaza
                  4343 Anchor Plaza Parkway
                  Tampa, Florida  33634
                  Facsimile No.:  (813) 882-7859
                  Attention:  Chief Financial Officer

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, 21st Floor
                  New York, New York  10286
                  Facsimile No.  (212) 815-5915
                  Attention:  Corporate Trust Trustee Administration

                  (b) The Company, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  (d) Any notice or communication mailed to a Holder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  SECTION 14.03. Communications by Holders with Other Holders.

                  Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  SECTION 14.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

                  SECTION 14.05.  Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, it has made such examination or investigation as is reasonably necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                  SECTION 14.06. Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 14.07. Legal Holidays.

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

                  SECTION 14.08. GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS.

                  (a) THIS INDENTURE, THE NOTES, EACH GUARANTEE, AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES (INCLUDING ANY GUARANTEE) OR ANY SECURITY DOCUMENT OR TRANSACTION RELATED HERETO OR THERETO.

                  (b) Any legal action or proceeding with respect to this Indenture, any Note, any Guarantee or any Security Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Indenture, each of the parties to this Indenture hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Indenture hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Indenture, the Notes, the Guarantees, the security Documents or the transactions contemplated thereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. The Company and each Guarantor hereto irrevocably (a) appoints itself as its lawful agent and attorney to accept and acknowledge service of process against such party, and upon whom process may be served in any action, suit or proceeding arising out of, or in connection with, this Indenture, the Notes, the Guarantees, the Security Documents or the transactions contemplated thereby with the same effect as if such party was a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and
(b) consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail (postage prepaid, return receipt requested) or by reputable courier service, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law, with the same effect as if such party was a resident of the State of New York and had been lawfully served with such process in such jurisdiction. Each of the parties to this Indenture irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 14.02, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Indenture hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Indenture to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

                  (c) Each of the parties to this Indenture hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Indenture, the Notes, the Guarantees or the Security Documents brought in the courts referred to in clause (b) of this Section 14.08 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 14.09.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 14.10.  No Recourse Against Others.

                  A director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 14.11.  Successors.

                  All agreements of the Company and the Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 14.12.  Duplicate and Counterpart Originals.

                  All parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together shall represent the same agreement.

                  SECTION 14.13.  Severability.

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 14.14.  Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        Issuer:

                                        ANCHOR GLASS CONTAINER
                                            CORPORATION


                                        By: /s/ M. William Lightner, Jr.
                                            ____________________________
                                            Name: M. William Lightner, Jr.
                                            Title: Chief Financial Officer


                                        Guarantor:

                                        CONSUMERS U.S., INC.,
                                            as Guarantor


                                        By: /s/ M. William Lightner, Jr.
                                            ____________________________
                                            Name: M. William Lightner, Jr.
                                            Title: Chief Financial Officer


                                        Trustee:

                                        THE BANK OF NEW YORK,
                                            as Trustee


                                        By: /s/ Paul J. Schmalzel
                                            ____________________________
                                            Name:  Paul J. Schmalzel
                                            Title: Assistant Treasurer

                                                                       EXHIBIT A

                                                                 CUSIP No.:

                       ANCHOR GLASS CONTAINER CORPORATION

                      11 1/4% FIRST MORTGAGE NOTE DUE 2005

No.                                                                    $

                  [IF GLOBAL NOTE:

                  THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.]

                  THIS SECURITY (AND ANY GUARANTEES THEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY REOFFER, RESELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS SECURITY EXCEPT
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER IS ATTACHED AS AN EXHIBIT HERETO), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE

SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  [IF GLOBAL NOTE:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                     GLOBAL NOTE
                         REPRESENTING 11-1/4% FIRST MORTGAGE
                                   NOTES DUE 2005]

                  ANCHOR GLASS CONTAINER CORPORATION , a Delaware corporation (the "Company," which term includes any successor entity), for value received
promises to pay to or registered assigns, the principal sum of         Dollars,
on April 1, 2005.

                  Interest Payment Dates:  April 1 and October 1.

                  Record Dates:  March 15 and September 15.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                           ANCHOR GLASS CONTAINER CORPORATION

                                           By:_____________________________
                                               Name:
                                               Title:

                                           By:_____________________________
                                               Name:
                                               Title:
Certificate of Authentication

                  This is one of the 11 1/4% First Mortgage Notes due 2005 referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                               as Trustee

                                           By: _________________________
                                               Authorized Signatory

                                (REVERSE OF NOTE)

                      11 1/4% FIRST MORTGAGE NOTE DUE 2005

                  1. Interest. ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing October 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. Indenture. The Company first issued the Notes under a Loan Agreement, dated as of February 5, 1997, among the Company, Bankers Trust Company and certain other parties named therein, which Loan Agreement was amended and restated in the form of an Indenture, dated as of April 17, 1997 (the "Indenture"), among the Company, the Parent Guarantor and the Trustee pursuant to which the Notes were amended and restated in the form of the Notes dated the date hereof. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 11 1/4% First Mortgage Notes due 2005 (the "Initial Notes"). The Notes are limited in aggregate principal amount to $150,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. As provided in the Indenture, the Securities are secured by the Lien of the Indenture and the other Security Documents.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, create Liens, make certain dividend payments, distributions, Investments and other Restricted Payments, pay dividends and other distributions, enter into or permit certain transactions with Affiliates and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and its Restricted Subsidiaries to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company or a Restricted Subsidiary, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company or any Restricted Subsidiary to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  5. Guarantees. This Note guaranteed by Consumers U.S., Inc. and each Restricted Subsidiary of the Company is entitled to the benefits of the Guarantees and may be entitled to additional Guarantees made for the benefit of the Noteholders. Each Guarantor has, and each future Guarantor will, irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer or Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from the relevant Guarantee upon the terms and subject to the conditions set forth in the Indenture.

                  6.  Redemption.

                  (a) Optional Redemption. Except as specified in the next three succeeding paragraphs, the Notes are not redeemable at the Company's option prior to April 1, 2001. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon to the date of redemption:

Year                                                                  Percentage
----                                                                  ----------
2001............................................................       105.625%
2002............................................................       103.750%
2003............................................................       101.875%
2004 and thereafter.............................................       100.000%

                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to April 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to an aggregate of 35% of the principal amount of the Notes originally issued at a redemption price equal to 111.25 % of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of Notes originally issued remain outstanding.

                  In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

                  (c) Optional Redemption Upon a Change of Control. Within 90 days of the consummation of any Change of Control Offer pursuant to which the Company has repurchased at least 90% of the Notes outstanding immediately prior to such Change of Control Offer, the Company may, at its option, redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption.

                  7. Notice of Redemption. Notice of redemption under paragraphs 6(a), 6(b) and 6(c) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the

Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  9. Registration Rights. Pursuant to the Registration Rights Agreement among the Company and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 11 1/4% First Mortgage Notes due 2005 of the Company, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes, including the guarantee thereof by the Guarantors. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part..

                  11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

                  17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. Governing Law. The laws of the State of New York shall govern this Note and the Indenture without regard to principles of conflicts of laws.

                  21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Anchor Glass Container Corporation, One Anchor Plaza, 4343 Anchor Parkway, Tampa, Florida 33634, Attn:
Chief Financial Officer.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:   ______________________    Signed: ___________________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)
Signature Guarantee: ____________________________

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 17, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [Check One]

(1)    __    to the Company or a subsidiary thereof; or

(2)    __    pursuant to and in compliance with Rule 144A under the Securities
             Act; or

(3)    __    to an institutional "accredited investor" (as defined in Rule
             501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)    __    outside the United states to a "foreign person" in compliance with
             Rule 904 of Regulation S under the Securities Act; or

(5)    __    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)    __    pursuant to an effective registration statement under the
             Securities Act; or

(7)    __    pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Date:    _______________________   Signed: ___________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)
Signature Guarantee: ____________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:    ______________________________      ________________________________
                                             NOTICE:  To be executed by an
                                                      executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                                Section 4.15 [ ]
                                Section 4.16 [ ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_________________________
Dated: _______________________   ______________________________________
                                 NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


Signature Guarantee: ____________________________________

                                                                       EXHIBIT B

                                                                CUSIP No.:

                       ANCHOR GLASS CONTAINER CORPORATION

                      11 1/4% FIRST MORTGAGE NOTE DUE 2005

No.                                                                      $

                  [IF GLOBAL NOTE:

                  THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                   GLOBAL NOTE
                       REPRESENTING 11-1/4% FIRST MORTGAGE
                                 NOTES DUE 2005]

                  ANCHOR GLASS CONTAINER CORPORATION , a Delaware corporation (the "Company," which term includes any successor entity), for value received
promises to pay to or registered assigns, the principal sum of          Dollars,
on ________ 1, 2005.

                  Interest Payment Dates:  April 1 and October 1.

                  Record Dates:  March 15 and September 15.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                            ANCHOR GLASS CONTAINER CORPORATION

                                            By:_____________________________
                                                Name:
                                                Title:

                                            By:_____________________________
                                                Name:
                                                Title:
Certificate of Authentication

                  This is one of the 11 1/4% First Mortgage Notes due 2005 referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK,
                                                as Trustee

                                            By: _________________________
                                                Authorized Signatory
Dated:

                                (REVERSE OF NOTE)

                      11 1/4% FIRST MORTGAGE NOTE DUE 2005

                  1. Interest. ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing October 1, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

                  The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes plus 2% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. Indenture. The Company first issued the Notes under a Loan Agreement, dated as of February 5, 1997, among the Company, Bankers Trust Company and certain other parties named therein, which Loan Agreement was amended and restated in the form of an Indenture, dated as of April 17, 1997 (the "Indenture"), among the Company, the Parent Guarantor and the Trustee pursuant to which the Notes were amended and restated in the form of the Notes dated the date hereof. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 11 1/4% First Mortgage Notes due 2005 (the "Exchange Notes"). The Notes are limited in aggregate principal amount to $150,000,000. The Notes include the Initial Notes and the Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. As provided in the Indenture, the Securities are secured by the Lien of the Indenture and the other Security Documents.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, create Liens, make certain dividend payments, distributions, Investments and other Restricted Payments, enter into or permit certain transactions with Affiliates and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and its Restricted Subsidiaries to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company or a Restricted Subsidiary, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company or any Restricted Subsidiary to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  5. Guarantees. This Note is entitled to the benefits of the Guarantees and may be entitled to additional Guarantees made for the benefit of the Noteholders. Each Guarantor has, and each future Guarantor will, irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer or Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from the relevant Guarantee upon the terms and subject to the conditions set forth in the Indenture.

                  6.  Redemption.

                  (a) Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on April 1 of the years set forth below, plus, in each case, accrued and unpaid interest thereon to the date of redemption:

Year                                                                  Percentage
----                                                                  ----------
2001.............................................................      105.625%
2002.............................................................      103.750%
2003.............................................................      101.875%
2004 and thereafter..............................................      100.000%

                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to April 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) to redeem up to an aggregate of 35% of the principal amount of the Notes originally issued at a redemption price equal to 111.25 % of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of Notes originally issued remain outstanding.

                  In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

                  (c) Optional Redemption Upon a Change of Control. Within 90 days of the consummation of any Change of Control Offer pursuant to which the Company has repurchased at least 90% of the Notes outstanding immediately prior to such Change of Control Offer, the Company may, at its option, redeem all of the remaining Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption.

                  7. Notice of Redemption. Notice of redemption under paragraphs 6(a), 6(b) and 6(c) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                  In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part..

                  10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                  13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits,


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


subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

                  16. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  17. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  18. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  19. Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of laws.

                  20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: Anchor Glass Container Corporation, One Anchor Plaza, 4343 Anchor Parkway, Tampa, Florida 33634, Attn:
Chief Financial Officer.


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


                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:   _______________________   Signed: _____________________________
                                           (Sign exactly as your name appears on
                                           the other side of this Note)


Signature Guarantee: ____________________________

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                              Section 4.15 [     ]
                              Section 4.16 [     ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$______________________

Dated: _______________________   ______________________________________
                                 NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.



Signature Guarantee: ____________________________________

                                                                       Exhibit C

                            Form of Certificate to Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors


                                                                __________, ____

Anchor Glass Container Corporation
c/o The Bank of New York
101 Barclay Street, 21st Floor
New York, NY  10286
Attention:   Corporate Trust Trustee Administration


                  Re: Anchor Glass Container Corporation 11 1/4% First Mortgage
                      Notes due 2005


Ladies and Gentlemen:

                  In connection with our proposed purchase of $__________ aggregate principal amount of 11 1/4% First Mortgage Notes due 2005 (the "Notes") of Anchor Glass Container Corporation (the "Company"), we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated April 17, 1997 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages
(i)-(iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is three years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional if accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the


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


Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,


                                         By:________________________________
                                             Name:
                                             Title:

                                                                       Exhibit D

                            Form of Certificate to Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S


                                                              ____________,_____

Anchor Glass Container Corporation
c/o The Bank of New York
101 Barclay Street, 21st Floor
New York, NY  10286
Attention:        Corporate Trust Trustee Administration


                  Re: Anchor Glass Container Corporation (the "Company") 11 1/4%
                      First Mortgage Notes due 2005 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,


                                         [Name of Transferor]


                                         By:____________________________
                                             Authorized Signature


                                      D-2